UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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☑	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
Dycom Industries Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2025 PROXY STATEMENT

THE PEOPLE CONNECTING AMERICA®

DYCOM®

300 Banyan Blvd., Suite 1101
West Palm Beach, Florida 33401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Logistics

Date and Time Thursday, May 22, 2025 10:00 a.m., Eastern Time	Place The Annual Meeting can be attended via a virtual meeting portal. You may attend the meeting and vote by visiting www.virtualshareholdermeeting.com/DY2025.	Record Date The Board of Directors has fixed the close of business on Monday, March 24, 2025 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

Voting Items
Elect the three directors named in the Proxy Statement;
Approve, by non-binding advisory vote, executive compensation;
Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2026;
Transact such other business as may properly be brought before the Annual Meeting, and any adjournments or postponements of the Annual Meeting.

YOUR VOTE IS IMPORTANT
Our shareholders are invited to attend the Annual Meeting, vote and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/DY2025. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. We urge you to promptly vote and submit your proxy via the internet, by phone, or, if you received a paper copy of the proxy card by mail, by returning the proxy card in the envelope provided. Instructions for each type of voting are included in the Notice Regarding the Availability of Proxy Materials that you received and in this Proxy Statement. Voting via the internet, by phone or by mailing a proxy card will not limit your right to vote your shares electronically during the Annual Meeting. We have designed the virtual meeting to ensure that our shareholders are given the same rights and opportunities to actively participate in the Annual Meeting as they would be at an in-person meeting, using online tools to facilitate access and participation.
By Order of the Board of Directors,

Ryan F. Urness
Senior Vice President, General Counsel and Secretary
April 11, 2025

Advance Voting Methods

By Internet www.proxyvote.com	By Phone 1-800-690-6903	By Mail Complete and return the proxy card or voting information card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 22, 2025
The Notice, Proxy Statement and 2025 Annual Report to Shareholders are available on the internet at www.proxyvote.com.

2025 Proxy Statement	1

TABLE OF CONTENTS

2

PROXY STATEMENT SUMMARY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dycom Industries, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on Thursday, May 22, 2025, via a virtual meeting, at 10:00 a.m. Eastern Time, or at any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the accompanying proxy card are being distributed or otherwise furnished to shareholders on or about April 11, 2025.
This summary highlights certain information contained in this Proxy Statement. As it is only a summary, please review the entire Proxy Statement before voting.
2025 Annual Meeting of Shareholders

Time and Date: Thursday, May 22, 2025, at 10:00 a.m. Eastern Time.

Location:
The Annual Meeting can be attended via a virtual meeting portal. You may attend the Annual Meeting and vote by visiting www.virtualshareholdermeeting.com/DY2025. If you plan to attend the Annual Meeting, please follow the voting and registration instructions as outlined in this Proxy Statement.

Record Date: Shareholders of record as of the close of business on March 24, 2025 are entitled to vote.

Voting: Each outstanding share of common stock is entitled to one vote. You may vote by telephone, internet, mail, or by virtually attending the Annual Meeting. Please see “How Do I Vote?” on page 73.

Attendance: To attend the Annual Meeting, please follow the instructions contained in “Who may attend the Annual Meeting?” on page 72.

Annual Meeting Agenda and Voting Recommendations

Proposal		Board’s Voting Recommendation	Vote Required For Approval	Page References (for more detail)
PROPOSAL 1	Election of Director Nominees	FOR EACH NOMINEE	Majority of Votes Cast	4

PROPOSAL 2	Advisory Vote to Approve Executive Compensation	FOR	Majority of Votes Cast	28

PROPOSAL 3	Appointment of the Independent Auditor	FOR	Majority of Votes Cast	67

DIRECTOR NOMINEES
The Board of Directors has nominated three directors for election to the Board. The following table provides summary information about each nominee.

Name	Age	Director Since	Committee Memberships
Eitan Gertel	63	2016	Audit, Compensation, Corporate Governance
Richard K. Sykes	65	2018	Corporate Governance (Chair), Executive
Daniel S. Peyovich	49	2024	Executive (Chair)

2025 Proxy Statement	3

PROPOSAL 1	Election of Directors

The Board of Directors recommends that shareholders vote FOR the election of Eitan Gertel, Richard K. Sykes and Daniel S. Peyovich as directors.

The Articles of Incorporation of the Company provide that the Board of Directors (the “Board”) shall be divided into three classes, with each class serving a staggered three-year term and with each class having as equal a number of directors as possible.
Our Board currently consists of nine members. Three director nominees have been nominated for election at the Annual Meeting. The nominees are Eitan Gertel, Richard K. Sykes and Daniel S. Peyovich. Each nominee was selected by the Corporate Governance Committee and approved by the Board for submission to shareholders of the Company. Mr. Gertel and Mr. Sykes are each currently serving a term that expires at the Annual Meeting and each has been nominated for a term expiring at the Company’s 2028 annual meeting. Mr. Peyovich was appointed to the Board on November 30, 2024, and is currently serving a term that expires at the Annual Meeting. Mr. Peyovich has been nominated for a term expiring at the Company's 2028 annual meeting. Stephen C. Robinson, who has served on the Board since 2021 and whose term is expiring at the 2025 Annual Meeting, is subject to the Company’s mandatory retirement policy and will be retiring from the Board, in accordance with the policy, effective at the conclusion of the 2025 Annual Meeting. As a result, effective at the 2025 Annual Meeting, the Board will be reduced from nine directors to eight directors.
Each nominee has consented to serve if elected to the Board. If any director nominee becomes unable to accept their nomination or election, which is not anticipated, the persons named as proxies will vote for the election of such other person as the Board may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named above.
Below is the biography of each of the nominees for election as a director of the Company and of those directors of the Company continuing in office together with a description of experiences, qualifications, attributes and skills that led our Board to conclude that he or she should serve as a director of the Company.
NOMINEES FOR ELECTION AT THIS MEETING

Eitan Gertel INDEPENDENT DIRECTOR SINCE 2016 TERM EXPIRES 2025 AGE 63 DYCOM COMMITTEES: •Audit •Compensation •Corporate Governance
EXPERIENCE
Mr. Gertel served as the Chief Executive Officer and a director of Finisar Corporation from 2008 to 2015 following the completion of the merger between Finisar and Optium Corporation. Prior to that, Mr. Gertel served as Chief Executive Officer and Chairman of the Board of Optium from 2004 to 2008 and as the President and a director of Optium from 2001 to 2004. From 1995 to 2001, Mr. Gertel served as Corporate Vice President and General Manager of the former transmission systems division of JDS Uniphase Corporation, a provider of broadband test and management solutions and optical products. Mr. Gertel currently serves as the Chairman of the Board of Opsys Technologies and as a member of the Board of Cylite Pty Ltd, each a privately held company. He joined the Board of each company in 2016.
SKILLS AND EXPERTISE
Mr. Gertel has significant executive-level experience in the telecommunications industry, including experience in business leadership, operations and strategy, and technical experience. This experience allows Mr. Gertel to bring to the Board significant knowledge of corporate strategy, corporate finance, and mergers and acquisitions, as well as substantial operational knowledge of the industry.

4

PROPOSAL 1 - ELECTION OF DIRECTORS

Richard K. Sykes INDEPENDENT CHAIRMAN OF THE BOARD DIRECTOR SINCE 2018 TERM EXPIRES 2025 AGE 65 BOARD CHAIR DYCOM COMMITTEES: •Corporate Governance (Chair) •Executive
EXPERIENCE
Mr. Sykes is a former Senior Partner of McKinsey & Company, Inc. Mr. Sykes was a Management Consultant with McKinsey from February 1996 to his retirement in August 2017. During this period, Mr. Sykes served clients in the industrial, consumer and healthcare industries focusing on issues of enterprise transformation, strategy, operations and organization. During his career at McKinsey, Mr. Sykes served in multiple firm-level leadership roles, including as Managing Partner of McKinsey’s Midwest Office, and as a member of McKinsey’s diversity and inclusion program. From 1990 to 1995, Mr. Sykes was a Vice President and Partner at A.T. Kearney, a global management consulting firm. Prior to that, he held engineering and management roles in the manufacturing businesses of Eli Lilly and Company.
SKILLS AND EXPERTISE
Mr. Sykes has extensive general business management and leadership experience, as well as particular in-depth knowledge and expertise in operations, enterprise transformation, organization and strategy. This experience and knowledge allows Mr. Sykes to bring to the Board significant expertise in strategic, financial and capital-related issues.

Daniel S. Peyovich NON-INDEPENDENT DIRECTOR SINCE 2024 TERM EXPIRES 2025 AGE 49 DYCOM COMMITTEES: •Executive (Chair)
EXPERIENCE
Mr. Peyovich has been the Company’s President and Chief Executive Officer since November 30, 2024. Prior to that, Mr. Peyovich served as the Company’s President from October 2024 to November 2024, its President and Chief Operating Officer from June 2024 to October 2024, and as the Company’s Executive Vice President and Chief Operating Officer from May 2021 to June 2024. Upon joining the Company in January 2021 until May 2021, he was the Company’s Executive Vice President of Operations. Prior to joining the Company, Mr. Peyovich spent 21 years in various leadership and management roles at Balfour Beatty Construction, a leading international infrastructure group engaged in the development, building and maintenance of complex infrastructure, such as transportation, power and utility systems and commercial buildings. Mr. Peyovich served as the President of the Northwest Division of Balfour Beatty from 2014 to 2021 and as its President of the Washington State Division from 2012 to 2014.
SKILLS AND EXPERTISE
Mr. Peyovich’s service as the Company’s Chief Executive Officer and his prior leadership roles at the Company, including serving as President and Chief Operating Officer, brings to the Board a deep insight into the Company's people, operations, values and culture, as well as an extensive knowledge of the regulatory landscape, customer perspectives and complex issues facing the Company and the Company’s industry.

2025 Proxy Statement	5

PROPOSAL 1 - ELECTION OF DIRECTORS
DIRECTORS WHOSE TERMS EXPIRE AT THE
2025 ANNUAL MEETING

Stephen C. Robinson INDEPENDENT DIRECTOR SINCE 2021 TERM EXPIRES 2025 AGE 68 DYCOM COMMITTEES: •Audit •Finance OTHER PUBLIC DIRECTORSHIPS: FTI Consulting, Inc.
EXPERIENCE
Mr. Robinson is subject to the Company’s mandatory retirement policy and will be retiring from the Board, in accordance with the policy, effective at the conclusion of the 2025 Annual Meeting. Mr. Robinson is a former litigation partner of the law firm of Skadden, Arps, Slate, Meagher & Flom from 2010 to 2021. Mr. Robinson previously served as a U.S. District Judge for the U.S. District Court for the Southern District of New York from 2003 to 2010. Prior to that, he was also a former U.S. Attorney for the District of Connecticut from 1998 to 2001 and was the Principal Deputy General Counsel for the Federal Bureau of Investigation from 1993 to 1995. Mr. Robinson has also served in multiple leadership and management roles, including as the Chief Executive Officer of Empower New Haven from 2002 to 2003 and as the Chief Compliance Officer of Aetna U.S. Healthcare from 1996 to 1998.
SKILLS AND EXPERTISE
Mr. Robinson has substantial legal experience with respect to government enforcement actions, corporate compliance and internal investigations and litigation. This experience allows Mr. Robinson to bring to the Board significant knowledge and expertise with respect to a variety of issues, including compliance and risk management, litigation matters, and government regulation and compliance.

DIRECTORS WHOSE TERMS EXPIRE AT THE
2026 ANNUAL MEETING

Peter T. Pruitt, Jr. INDEPENDENT DIRECTOR SINCE 2018 TERM EXPIRES 2026 AGE 68 DYCOM COMMITTEES: •Audit (Chair) •Finance
EXPERIENCE
Mr. Pruitt, a Certified Public Accountant, retired as a Senior Partner of Deloitte & Touche LLP in 2019 where he had been an auditor with Deloitte for 41 years. During his career at Deloitte, Mr. Pruitt served in multiple firm-level leadership roles, including as Deloitte’s Office Managing Partner for Florida and Puerto Rico.
SKILLS AND EXPERTISE
Mr. Pruitt has extensive audit and financial accounting expertise along with significant executive leadership experience. This wide-ranging experience allows Mr. Pruitt to bring to the Board a deep knowledge of accounting, risk management and financial reporting procedures.

6

PROPOSAL 1 - ELECTION OF DIRECTORS

Laurie J. Thomsen INDEPENDENT DIRECTOR SINCE 2015 TERM EXPIRES 2026 AGE 67 DYCOM COMMITTEES: •Audit •Corporate Governance •Finance (Chair) OTHER PUBLIC DIRECTORSHIPS: The Travelers Companies, Inc.
EXPERIENCE
Ms. Thomsen served as an Executive Partner of New Profit, Inc., a venture philanthropy firm, from 2006 to 2010, and she served on its board from 2001 to 2006. Prior to that, from 1995 to 2004, Ms. Thomsen was a co-founder and General Partner of Prism Venture Partners, a venture capital firm investing in healthcare and technology companies. From 1984 until 1995, Ms. Thomsen worked at the venture capital firm Harbourvest Partners in Boston, where she was a General Partner from 1988 until 1995. Ms. Thomsen was in commercial lending at U.S. Trust Company of New York from 1979 until 1984.
SKILLS AND EXPERTISE
Ms. Thomsen has extensive experience and expertise in investments, finance and the development of emerging businesses. In addition, Ms. Thomsen has board experience at a Fortune 100 publicly traded company. This experience allows Ms. Thomsen to bring to the Board substantial knowledge of accounting and financial controls, corporate finance structure and strategy, and governance practices, as well as significant experience with the growth and development of businesses and mergers and acquisitions. Ms. Thomsen’s expertise in investments and private equity also allows her to bring insight into capital management from an investor’s perspective.

Luis Avila-Marco INDEPENDENT DIRECTOR SINCE 2023 TERM EXPIRES 2026 AGE 56 DYCOM COMMITTEES: •Audit •Compensation
EXPERIENCE
Mr. Avila-Marco served until December 2021 as the Senior Vice President of Strategy and Corporate Development of Cox Enterprises, Inc., a privately held company with investments in the broadband, automotive and media industries where he directed Cox’s corporate strategy and inorganic growth opportunities. Prior to that, Mr. Avila-Marco served as Executive Vice President of Strategy and Corporate Development for Juniper Networks, Inc., from 2008 to 2014, where he led all activities related to defining, communicating, and implementing corporate strategy. From 1994 to 2008, Mr. Avila-Marco served in multiple leadership roles for Scientific-Atlanta, a Cisco company, including Director of Worldwide Sales and Marketing, Director of Strategic Marketing and Corporate Development and Vice President of Corporate Strategic Planning.
SKILLS AND EXPERTISE
Mr. Avila-Marco has extensive executive leadership experience in the communications and technology industries, along with experience with mergers and acquisition, business development and venture capital investments. Mr. Avila-Marco's wide-ranging experience allows him to bring to the Board a deep knowledge of corporate strategy, corporate finance and operational issues common to our industry.

2025 Proxy Statement	7

PROPOSAL 1 - ELECTION OF DIRECTORS
DIRECTORS WHOSE TERMS EXPIRE AT THE
2027 ANNUAL MEETING

Jennifer M. Fritzsche INDEPENDENT DIRECTOR SINCE 2020 TERM EXPIRES 2027 AGE 54 DYCOM COMMITTEES: •Compensation (Chair) •Corporate Governance
EXPERIENCE
Ms. Fritzsche is currently a Managing Director at Greenhill & Co. and previously served as the Chief Financial Officer and a director of Canopy Spectrum, LLC until April 2021. Ms. Fritzsche has been a Senior Industry and Innovation Fellow at Georgetown University’s McDonough School of Business since October 2019. She formerly served as a managing director and Senior Equity Analyst at Wells Fargo Securities (and its predecessor firms) from 1995 to 2020. During her career at Wells Fargo, Ms. Fritzsche served in multiple leadership and management roles, including as a Vice President and subsequently as a Managing Director of the Equity Research Group covering the telecommunications/cable services and communications infrastructure industries. Ms. Fritzsche previously served as a member of the Board of Directors of Wireless Telecom Group, Inc. from 2020 to 2023.
SKILLS AND EXPERTISE
Ms. Fritzsche has held senior level positions as an institutional equity analyst focused on the telecommunications/cable services and communications infrastructure industries and markets. This experience allows Ms. Fritzsche to bring to the Board substantial knowledge of capital markets, mergers and acquisitions and corporate finance related to our business, industry and competitors.

Carmen M. Sabater INDEPENDENT DIRECTOR SINCE 2022 TERM EXPIRES 2027 AGE 60 DYCOM COMMITTEES: •Compensation •Finance
EXPERIENCE
Ms. Sabater, a Certified Public Accountant, is currently the Chief Financial Officer of Quirch Foods Parent, LLC, a national food distribution company with a portfolio of owned brands. She has served in that role since February 2002. Prior to that, Ms. Sabater was the Controller of MasTec, Inc. from 1994 to 1999 and was then appointed as its Chief Financial Officer, serving in that role until January 2002. Ms. Sabater was previously at Deloitte & Touche, LLP, as an auditor and then as a Senior Manager from 1985 to 1994. She also currently serves on the Board of the United Way of Miami and is the Finance Committee Chair and Vice Chair for the Board of the Public Health Trust for Jackson Health System in Miami Dade, Florida. Ms. Sabater is also a member of the Board of Trustees and Chair of the Finance Committee for the Carrollton School of Sacred Heart in Miami Dade, Florida.
SKILLS AND EXPERTISE
Ms. Sabater has extensive audit, accounting and financial expertise along with executive leadership experience. Her prior public company and telecommunications infrastructure experience allows Ms. Sabater to bring to the Board a significant knowledge of accounting, risk management, integration strategy, information technology and financial reporting procedures.

8

CORPORATE GOVERNANCE HIGHLIGHTS

Dycom is committed to maintaining the highest standards of corporate governance. Strong corporate governance practices help achieve performance goals and sustain the trust and confidence of investors, employees and customers. Our corporate governance practices are described in more detail below under the section entitled “Board of Directors and Corporate Governance Information” beginning on page 12 of this Proxy Statement.
Key Board Governance Practices
Key Board Governance Practices

  Independent Chairman of the Board
  Independence of eight of nine directors (with only our CEO being non-independent)
  All Board committees (except the Executive Committee) are composed exclusively of independent directors
  Majority voting for directors in uncontested elections
  Executive session meetings for independent directors
  Risk oversight by full Board and committees, including full Board review of comprehensive management report on enterprise-wide assessment of risks
  Board Continuing Education Program
  Annual Review of Committee Assignments
  Clawback Policy applicable to all current and former executive officers of the Company
  Robust director nomination process

  Board takes active role in succession planning for senior management roles
  Comprehensive annual evaluations and self-assessments of our Board, its committees, and our Chairman and Chief Executive Officer
  Compensation program for non-employee directors aligns the interests of directors with those of the Company’s shareholders through a mix of cash and equity-based compensation
  Board review of Company business strategy
  Mandatory retirement age for directors at age 68
  Limits on service on other boards
  Director term limits to ensure board refreshment
  Board oversight of cybersecurity risks, human capital matters and environmental, social and governance related issues

2025 Board Composition
Board Independence

Independent Board Chairman

1	Non-Independent Director
8	Independent Directors
Board Tenure

Mandatory Retirement Age and Term Limits

5	0-5 Years
4	6-10 Years
5 New Directors Since 2020

2025 Proxy Statement	9

CORPORATE GOVERNANCE HIGHLIGHTS
2025 Board Leadership Skills
As a group, our Board and the Director nominees possess a broad range of experience and skills, including:

Executive Leadership

Corporate Governance

Financial Expertise

Telecommunications Industry Experience

Strategy Development Experience

Technology and Information Security Experience

10

MISSION & VALUES

Dycom Mission & Values

Vision	Mission

To connect America.	To serve customers skillfully. To deliver results with discipline. To be accountable in all we do.

Values

People
Our people are at the heart of everything we do. They are our most important resource. Every day, we strive to create and maintain a healthy environment in which they can grow their skills, work collaboratively, and deliver high quality services to our customers.

Safety An instinctually safe culture is our goal, ensuring our teams, and everyone who comes in contact with our work, gets home safely each day.

Integrity We hold ourselves accountable to one another and treat others with respect. We are honest, forthright, and ethical in the work we perform and deliver every day.

Innovation We continually challenge ourselves to improve our performance and solve problems, driving innovation, informed but unconstrained by our past experiences.

Customer Focus
Customers are at the forefront of everything we do. By understanding their needs and exceeding their expectations, we strive to be valued partners, delivering the high quality our customers require and building enduring relationships.

Sustainability
We manage all aspects of our business with accountability, understanding the economic, environmental, and social impacts our operations create for our people, stakeholders and the communities in which we work.

2025 Proxy Statement	11

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

BOARD LEADERSHIP STRUCTURE
Independent Chairman of the Board
The Board, in its determination of its leadership structure, seeks to ensure the Board has strong independent leadership balanced by the need for the Board to have accountability and extensive knowledge and experience of the Company’s business operations, strategy, industry and risk profile. Prior to Mr. Peyovich's appointment as the Company's Chief Executive Officer in November 2024, the Board had determined that combining the roles of Chairman of the Board (“Chairman”) and Chief Executive Officer was in the best interests of the Company and its stockholders. Accordingly, as required by the Company’s Corporate Governance Guidelines, it appointed a lead independent director with clearly defined responsibilities. The Company’s Corporate Governance Guidelines provides the Board with the flexibility to determine the board leadership structure that is in the best interests of the Company and its stockholders, and the Board regularly evaluates its leadership structure, taking into consideration the Company's needs, risks and opportunities.
The Board considered the appropriate Board leadership structure for the Company upon the appointment of Mr. Peyovich as the Company’s President and Chief Executive Officer. In connection with this review, the Board determined that separating the roles of Chairman and Chief Executive Officer, and appointing an independent and non-executive Chairman, is currently in the best interests of the Company and stockholders at this time. The Board believes this leadership structure allows the Chairman to lead the Board in the performance of its responsibilities, including focusing on board oversight matters, governance and supporting a smooth leadership transition. At the same time, the separation of these roles enables Mr. Peyovich, as Chief Executive Officer, to focus on the management and operations of the Company’s business and the development and implementation of its strategic vision, which the Board believes is important during this period following the Company’s leadership transition.
The Board determined that Mr. Sykes’ prior experience as lead independent director, a role in which he served from November 2019 to November 2024, his extensive leadership experience and his deep understanding of the Company's business, people, values and strategic vision make him the appropriate director for this role. As a result, the Board appointed Mr. Sykes to serve as the Company's independent Chairman effective December 1, 2024. As Chairman, Mr. Sykes presides over meetings of the Board, including executive sessions without management present, approves the agenda for each Board meeting and acts as the chief administrative liaison between the independent directors and management. He will also continue to collaborate closely with Mr. Peyovich. As a result of the appointment of Mr. Sykes as Chairman, the Board does not currently have a need for an independent lead director.
Board Independence
Board independence and oversight of the senior management of the Company is enhanced by the presence of independent directors who have substantive knowledge of the Company’s business. This structure provides our Board with the ability to provide oversight of the critical functions of the Company, such as the integrity of the Company’s financial statements, the evaluation and compensation of executive management and the nomination of directors. In accordance with the Company’s Corporate Governance Guidelines, independent directors meet without management present as needed at regularly scheduled executive sessions.
In accordance with the Company’s Corporate Governance Guidelines, the Board monitors the independence of its members using standards set forth in the guidelines, which reflect the independence requirements set forth in the New York Stock Exchange Corporate Governance Listing Standards (the "NYSE Listing Standards"), Securities and Exchange Commission ("SEC") Rules and the Company’s Corporate Governance Guidelines. Under these standards, the Board has determined that eight of the nine current members of the Board are independent and that such group constitutes a majority of the Board. Mr. Peyovich, who serves as our President and Chief Executive Officer, is the only non-independent director.

12

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
COMMITTEES OF THE BOARD
The Board has the authority to appoint committees to perform certain functions and currently has (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Corporate Governance Committee, (iv) an Executive Committee and (v) a Finance Committee. Each member of the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Finance Committee is independent within the meaning of the NYSE Corporate Governance Listing Standards and the Company’s Corporate Governance Guidelines. The Corporate Governance Committee also annually reviews the committee assignments and will periodically rotate committee members subject to the needs and expertise of the Board. The Board has also established written charters for each of its Audit Committee, Compensation Committee, Corporate Governance Committee and Finance Committee, which, together with the Company’s Corporate Governance Guidelines, are available on the Company’s website at www.dycomind.com. Copies of each may also be obtained, without charge, upon written request to the Secretary of the Company at 300 Banyan Boulevard, Suite 1101, West Palm Beach, Florida 33401.
The following table provides summary information regarding the Board and each committee.

Committee Memberships
Members	Independent	Audit	Compensation	Corporate Governance	Executive	Finance

Luis Avila-Marco

Jennifer M. Fritzsche

Eitan Gertel

Daniel S. Peyovich

Peter T. Pruitt, Jr.

Stephen C. Robinson (1)

Carmen M. Sabater

Richard K. Sykes*

Laurie J. Thomsen

Chair	Member	* Board Chairman
(1)   Mr. Robinson will retire at the conclusion of the 2025 Annual Meeting in accordance with the Company’s mandatory retirement policy.

2025 Proxy Statement	13

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
Audit Committee

MEMBERS: Luis Avila-Marco Eitan Gertel Peter T. Pruitt, Jr. (Chair) Stephen C. Robinson Laurie J. Thomsen MEETINGS IN FISCAL 2025: 6
ROLES AND RESPONSIBILITIES
The Audit Committee has responsibility for, among other things, assisting the Board of Directors in its oversight responsibilities with respect to:
•creating and maintaining a corporate environment that supports the integrity of the financial reporting process;
•the quality and integrity of the Company’s financial statements, related disclosures, and financial reporting;
•internal controls over financial reporting, including information system controls and security, and management’s assessment of the adequacy and effectiveness of such controls;
•compliance with applicable legal and regulatory requirements, including establishing procedures for receipt and review of complaints and reports;
•independent auditor’s qualifications, independence and performance;
•reviewing critical accounting policies and material communications with the independent auditors and management;
•engaging with the Company’s Management Disclosure Committee on a quarterly basis to obtain feedback in connection with its review of financial statements, periodic reports and other public disclosures;
•reviewing the risk disclosures in the Company’s periodic reports and other public disclosures and recommending mitigation actions to address any newly identified risks;
•reviewing information technology and cybersecurity matters, including strategies, risks and cybersecurity threats, identification and mitigation plans and data privacy protection;
•resolving disagreements between management and the Company’s independent auditors regarding financial reporting;
•reviewing matters required to be discussed by the requirements of the Public Company Accounting Oversight Board;
•reviewing off-balance sheet transactions, if any, with management and the independent auditors;
•reviewing on a quarterly basis any material legal or regulatory matters, including any whistleblower complaints, with the Company’s General Counsel;
•the performance of the Company’s internal audit function and control functions;
•policies with respect to risk assessment and risk management and the mitigation, as appropriate, of such risks; and
•the fees paid to the Company’s independent auditor.
The Board has reviewed the qualifications and experience of each of the Audit Committee members and determined that all members of the Audit Committee are “financially literate” as defined by the NYSE Listing Standards. The Board has determined that the Chair of the Audit Committee, Peter T. Pruitt, qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002, and has “accounting or related financial management expertise” within the meaning of the NYSE Listing Standards.

14

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
Compensation Committee

MEMBERS: Luis Avila-Marco Jennifer M. Fritzsche (Chair) Eitan Gertel Carmen M. Sabater MEETINGS IN FISCAL 2025: 14
ROLES AND RESPONSIBILITIES
The Compensation Committee has responsibility for, among other things, assisting the Board in its oversight responsibilities with respect to:
•the Company’s compensation philosophy, strategy and principles;
•total compensation packages of the Chief Executive Officer and other executive officers;
•corporate goals and metrics relevant to the compensation of the Chief Executive Officer and evaluating his performance in light of such objectives;
•the Company’s equity-based and incentive compensation plans, policies and programs;
•all employment agreements, consulting, retirement and severance agreements for executive officers;
•selecting a peer group of companies to be used for purposes of determining competitive executive compensation packages;
•recommending to the Board the compensation of the non-management directors;
•administering the Company’s Clawback Policy;
•reviewing the Compensation Discussion and Analysis included in this Proxy Statement;
•reviewing and recommending for approval by the Board the Company’s recommendation with respect to the “Say-on-Pay” vote and the frequency of such future votes; and
•reviewing the results of the “Say-on-Pay” vote and recommending whether to make any adjustments to the Company’s executive compensation policies and practices.
The Compensation Committee has directly engaged Compensation Strategies, Inc. (the “Compensation Consultant”) as an independent compensation consulting firm to provide executive and director compensation consulting services to the Compensation Committee. During fiscal 2025, a representative of the Compensation Consultant attended twelve out of fourteen Compensation Committee meetings.

2025 Proxy Statement	15

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
Corporate Governance Committee

MEMBERS: Jennifer M. Fritzsche Eitan Gertel Richard K. Sykes (Chair) Laurie J. Thomsen MEETINGS IN FISCAL 2025: 11
ROLES AND RESPONSIBILITIES
The Corporate Governance Committee has responsibility for, among other things, assisting the Board in its oversight responsibilities with respect to:
•recommending to the Board the director nominees for election at the Company’s annual meeting of shareholders;
•recommending to the Board qualified individuals to fill Board member vacancies;
•recommending to the Board the appointment of officers of the Company;
•reviewing and advising the Board on its leadership structure and the roles of Chairman of the Board and Chief Executive Officer;
•reviewing periodically the number and functions of the committees of the Board and recommending to the Board the appointment of its members to serve on the committees;
•evaluating on an annual basis the performance of individual directors and the independence of outside directors;
•evaluating on an annual basis the performance of the Chief Executive Officer, including an assessment of his contribution and development of the Company’s culture of ethics and compliance, and submitting its evaluation to the Compensation Committee;
•reviewing management succession and development plans;
•reviewing and making recommendations to the Board regarding proposals of shareholders that relate to corporate governance;
•reviewing and recommending to the Board changes in the Company’s Articles of Incorporation and Amended and Restated By-laws;
•reviewing and assessing the adequacy of the Company’s process of handling communications to and from directors;
•reviewing and assessing the adequacy of the Company’s policies and practices on corporate governance, including director education and onboarding and communication of Company governance and ethics guidelines;
•reviewing matters relating to corporate responsibility and environmental, social and governance matters and human capital matters affecting the Company;
•leading the Board and each committee in conducting each body’s annual performance self-evaluation;
•overseeing the annual evaluation of the Board and its committees; and
•developing and monitoring compliance with the Company’s corporate governance guidelines and codes of business conduct and ethics.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
Executive Committee

MEMBERS: Daniel S. Peyovich (Chair) Richard K. Sykes
ROLES AND RESPONSIBILITIES
The Executive Committee is empowered to act for the full Board during intervals between Board meetings, with the exception of certain matters that by law may not be delegated.

Finance Committee

MEMBERS: Peter T. Pruitt, Jr. Stephen C. Robinson Carmen M. Sabater Laurie J. Thomsen (Chair) MEETINGS IN FISCAL 2025: 8
ROLES AND RESPONSIBILITIES
The Finance Committee has responsibility for, among other things, assisting the Board in its oversight responsibilities with respect to:
•assisting the Board in meeting its fiduciary responsibilities relating to financing strategy, financial policies and the financial condition of the Company;
•setting policy for short-term investments and monitoring the adequacy of the Company’s investment policy;
•reviewing borrowing arrangements and repurchases of indebtedness;
•reviewing financial risk management strategies;
•reviewing certain proposed acquisition, joint venture and disposition plans;
•reviewing material banking relationships and lines of credit;
•reviewing material changes to the Company’s capital structure, financial arrangements and capital spending; and
•recommending changes in the capital structure of the Company.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
SELECTION OF DIRECTORS
Director Candidates
The Corporate Governance Committee is responsible for reviewing and recommending to the Board the director nominees for election by shareholders of the Company, including those nominees that are recommended by shareholders in accordance with the procedures set forth in the Company’s Amended and Restated By-laws and applicable law.

Identifying Director Candidates
The Corporate Governance Committee identifies and evaluates director candidates, which includes evaluating recommendations for director candidates, engaging third-party search firms, meeting from time to time to evaluate information and background materials relating to potential candidates, and the interviewing of selected candidates by members of the Corporate Governance Committee and the Board. Before nominating a sitting director for reelection, the Corporate Governance Committee will also consider the director’s performance on, participation in and contributions to the activities of the Board.
The Corporate Governance Committee is open to considering director nominee candidates from many sources, including shareholders. If a shareholder wishes to recommend a nominee for director, written notice should be sent to the Secretary of the Company in accordance with the instructions set forth under “General Information—Additional Information—Submission of Proposals for Inclusion in 2026 Proxy Materials” on page 75 of this Proxy Statement. The Corporate Governance Committee will evaluate shareholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Director Qualifications
The Board and the Corporate Governance Committee ensure that the Board has the expertise required to fulfill all of its legal and regulatory requirements, including the requirements for each of its committees. The Board and the Corporate Governance Committee believe that the Board’s membership should reflect the experience, background, skills and personal characteristics required to represent the Company’s constituents and to meet its corporate governance, oversight and advisory functions. The Company believes that a board made up of qualified directors with differing skill sets and professional experience will contribute a variety of perspectives, opinions and experiences to board discussions and decisions and will result in creating balanced and thoughtful corporate strategies. Accordingly, in considering whether to recommend any particular candidate for inclusion in the slate of recommended director nominees, the Corporate Governance Committee will consider numerous attributes, including those described above, as well as the candidate’s integrity, business acumen, knowledge of the Company’s business and industry and experience that will complement the current members of the Board.

Conflicts of Interest
The Corporate Governance Committee assesses whether there is any conflict of interest with respect to the Company and the director nominee. This is accomplished through various means, including the performance of background checks and the completion of questionnaires by director candidates.

A Balanced Approach
The Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for a prospective nominee. The Corporate Governance Committee believes that the backgrounds and qualifications of our directors, considered as a group, should provide an appropriate mix of background, experience, perspectives, personal characteristics, knowledge and abilities that will allow the Board to fulfill its responsibilities and operate effectively.

18

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
BOARD ROLE IN RISK OVERSIGHT

The Board takes an active role in overseeing enterprise-level risks both as the full Board, and through its committees. The committees of the Board are primarily responsible for the oversight of risk as follows:

the Audit Committee has oversight over the financial reporting, accounting and internal control risks. The Audit Committee also has oversight over cybersecurity and information security risk and reviews any potential conflicts of interest, including any proposed related party transactions.
the Compensation Committee oversees the Company’s executive compensation arrangements, including the identification and management of risks that may arise from the Company’s compensation policies and practices.
the Finance Committee has oversight over the Company’s financial exposure, including liquidity, credit and interest rate risks, and acquisition and disposition plans above a certain threshold.
the Corporate Governance Committee has oversight over the establishment of practices and procedures that promote good governance, create a culture of ethics and compliance and mitigate governance risk. The Corporate Governance Committee is also responsible for reviewing the performance of the Board, our Chairman and Chief Executive Officer and individual directors. The Corporate Governance Committee ensures that each committee of the Board engages in an annual performance self-evaluation based upon criteria and processes established by the Corporate Governance Committee and focuses on succession planning for the Board and the executive officers of the Company.

The Board has determined that the full Board is the most effective body for the general oversight of enterprise level risks. The Board has delegated primary oversight of certain risk oversight matters to committees of the Board as described above, based on the subject matter expertise of each of the committees as set forth in each of their charters, which the Company believes further enhances the Board’s overall oversight of strategic risk exposure. The Board receives regular reports from the committee chairs, and the Board and its committees receive, as appropriate, reports from the Company’s internal auditor and other officers of the Company on a quarterly basis to ensure it is apprised of risks, how these risks may relate to one another and how management is addressing these risks. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters and related to concerns about internal controls over financial reporting. Such procedures include the receipt of reports at least quarterly from the Company’s Management Disclosure Committee and the General Counsel and are intended to reduce risk by encouraging the reporting of any issues or concerns regarding questionable accounting matters and ensuring that such complaints are promptly and effectively addressed. The Board and its committee regularly engage and consult with outside advisors and experts, including outside counsel and the independent auditors, to assess certain risks and to better anticipate the impact of possible future risks.
The Company's internal audit function conducts an annual enterprise-wide assessment of short-term and long-term risks that also aligns with our annual disclosure controls processes and procedures. The risks considered as part of this assessment include those inherent in the Company’s business, as well as the risks from external sources such as competitors, the economy and credit markets, regulatory and legislative developments, and cybersecurity and data protection risks. Each of the risks identified are ranked and weighted based upon its potential impact to the business and the likelihood of occurrence. A report of these risks is presented annually to the Board by our internal auditor and updates are provided as appropriate. The objectives of the risk assessment process include (i) determining whether there are risks that require additional or higher priority mitigation efforts; (ii) developing a defined list of key risks to be shared with the Audit Committee, the Board and senior management; (iii) contributing to the development of internal audit plans; (iv) facilitating the NYSE governance requirement that the Audit Committee discuss policies around risk assessment and risk management; and (v) facilitating discussion of the risk factors to be included in Item 1A of the Company’s Annual Report on Form 10-K.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
Cybersecurity Risk Management and Governance
Cybersecurity governance is a critical component of the Company’s overall risk management framework and an area of focus for our Board and management. Our Board has delegated primary responsibility for overseeing risks from cybersecurity threats to the Audit Committee. The Audit Committee oversees information technology and cybersecurity, including strategies, risk identification and mitigation, and data privacy protection (“Information Security”).
The Company’s Chief Information Officer has been serving in this role for the company for 18 years and has over 30 years of experience in various information security and related technology roles. The Chief Information Officer oversees an internal information security team, which works in partnership with the Company’s internal audit department to review information technology-related controls with our external auditors as part of the overall internal controls process. The Chief Information Officer, who is in regular communication with the information security team, reports regularly to the Chief Executive Officer regarding vulnerabilities, new and developing threats and compliance matters and also reports to the Audit Committee. The Audit Committee receives reports from the Chief Information Officer on a periodic basis, and more frequently, as needed, regarding cybersecurity-related matters. Such reports include updates with respect to existing and new cybersecurity risks, cybersecurity risk management and mitigation, cybersecurity incidents, as applicable, and key information security initiatives and recent developments.
Our Company’s cybersecurity and information security plan includes:
•Policies and security awareness training, including periodic employee phishing simulations;
•Identification and remediation of information security risks and vulnerabilities in our IT systems;
•Security operations training including logging, monitoring and response techniques and procedures;
•Conducting regular security assessments to identify vulnerabilities, test compliance, proactively address security risks and prioritize those risks based on their likelihood and potential impact;
•Engaging with our internal and external auditors and third-party cybersecurity consultants to assess our cybersecurity program, identify and mitigate risks associated with our business partners and ensure adherence to applicable industry standards, practices and laws;
•Implementation of strong access controls, including multi-factor authentication, least privilege access, role-based access control and network segmentation; and
•Simulations and testing of incident response plans.
For more information on our cybersecurity and information security risk management and governance, see “Part I, Item 1C. Cybersecurity” in the Company’s Annual Report in Form 10-K for fiscal 2025.
BOARD PRACTICES, POLICIES AND PROCESSES
Board Meetings and Attendance
The Board held eleven meetings during fiscal 2025. All directors attended at least 95% of the meetings of the Board and attended 100% of the meetings of the committees on which they served during the fiscal 2025. Although the Company does not have a formal policy regarding attendance by the Board members at the Annual Meeting, it encourages and expects all of its directors to attend the Annual Meeting as well as all meetings of the Board and all meetings of the committees on which the directors serve. All of the directors then serving on the Board attended the 2024 Annual Meeting.
Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers
The Company is committed to the highest ethical standards, sound corporate governance practices and compliance with NYSE, SEC and other regulatory and legal requirements. It requires the highest possible honest and ethical conduct in all aspects of its business from all of its employees, including its directors, executive management and Senior Financial Officers. In furtherance of these goals, the Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a Code of Ethics for Senior Financial Officers. These policies are intended to create a corporate environment that supports and encourages ethical and honest behavior, the avoidance of conflicts of interest, compliance with applicable laws and regulations and the prompt reporting of violations and concerns without fear of retaliation. The above-described codes of conduct and governance guidelines are available on the Company’s website at www.dycomind.com. Copies of each may

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
also be obtained, without charge, upon written request to the Secretary of the Company at 300 Banyan Boulevard, Suite 1101, West Palm Beach, Florida 33401. These documents are periodically reviewed in light of legal and corporate governance developments and may be modified as appropriate. Please note that the information contained in or connected to the Company’s website is not intended to be part of this Proxy Statement.
The Company’s Code of Ethics for Senior Financial Officers and its Code of Business Conduct and Ethics, each meet the definition of a code of ethics as defined in Item 406(b) of Regulation S-K of the Securities Act of 1933. The Code of Ethics for Senior Financial Officers applies to the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officers, Controllers and other employees performing similar functions. The Code of Business Conduct and Ethics applies to all directors, officers, managers and employees of the Company. These codes reflect the Company’s expectation that its directors, officers and other employees conduct themselves with the highest standard of business ethics. The Company discloses amendments to provisions of the Code of Ethics for Senior Financial Officers and the Code of Business Conduct and Ethics, or a waiver from the Code of Ethics for Senior Financial Officers and the Code of Business Conduct and Ethics for the Chief Executive Officer, Chief Financial Officer, Controller and other employees performing similar functions by posting such information on the Company’s website at www.dycomind.com.
Shareholding Requirements and Stock Ownership Guidelines for Non-Employee Directors
The Board believes that directors and senior managers should have a significant financial stake in the Company to align their interests with those of the Company’s shareholders. To this effect, the Board has established stock ownership guidelines that require non-employee directors to own shares of Company common stock with a value of not less than a specified multiple of annual cash retainer. In addition, the Chief Executive Officer and certain other executive officers of the Company are subject to stock ownership and/or shareholding requirements. The stock ownership guidelines and shareholding requirements for the Chief Executive Officer and other executive officers and key employees are further described under “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines for the Chief Executive Officer” on page 50 of this Proxy Statement.
For non-employee directors, the stock ownership guidelines require share ownership of Company common stock that approximates a value of at least five times the annual cash retainer paid to such non-employee director. Non-employee directors generally are expected to comply with the stock ownership guidelines within five years after appointment or election to the Board. The number of shares such individual director is expected to own shall be determined based on the value of a share of common stock of the Company on the date of his or her appointment or election and such director’s annual cash retainer as of that date. Under these guidelines, stock ownership includes shares (including time-vesting restricted stock units) owned directly or held in trust by an individual. The guidelines do not include shares that an individual has the right to acquire through stock options, performance-vesting restricted stock or performance-vesting restricted stock units.
Each individual director is also required to retain 50% of the net after-tax shares (and with respect to the Chief Executive Officer, 50% of the net after-tax time-vesting shares) which he or she acquires under the Company’s equity plans until the applicable shareholding requirement threshold is achieved. If a non-employee director does not attain the shareholding requirement as of the day immediately prior to the payment of any annual or other service period fees for service on the Board or a committee of the Board (except for meeting or committee fees) that otherwise would be made in cash, then 60% of the payment will be paid in restricted stock or restricted stock units, as determined by the plan administrator of the relevant non-employee directors equity plan, subject to the terms of such equity plan (including any share elections made thereunder). Non-employee directors who receive shares in lieu of cash fees pursuant to the immediately preceding sentence are required to retain such shares until the above-referenced required shareholding requirement threshold is achieved.
The Board periodically reviews the stock ownership guidelines and updates them as required. As of January 25, 2025, each non-employee director has exceeded, or is making satisfactory progress toward, the stock ownership threshold.
Insider Trading Policy
The Company has a policy and procedures governing insider trading and related matters (the “Insider Trading Policy”), which governs the purchase, sale and other dispositions of our securities, including by our directors, officers and employees, and the Company itself. The Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the NYSE Listing Standards. The Insider Trading Policy, among other things, prohibits persons covered

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
by the policy from trading in the Company’s securities while in possession of material non-public information regarding the Company, prohibits certain speculative transactions in the Company’s securities (including short sales, derivative transactions and margin purchases (with the exception of the use of a margin account to purchase Company common stock only in connection with the exercise of Company-granted stock options)) and provides for blackout periods and pre-clearance procedures for directors, specified officers and other persons subject to such procedures. The foregoing description of our Insider Trading Policy is qualified in its entirety by reference to the full text of the Insider Trading Policy, filed as an exhibit to the Company’s Annual Report on Form 10-K for fiscal 2025.
Prohibition of Hedging or Pledging of Company Stock by Non-Employee Directors and Executive Officers
The Company’s Insider Trading Policy prohibits hedges and pledges of the Company’s common stock, including by a director or executive officer of the Company. A “hedge” would include any instrument or transaction through which an executive officer or non-employee director offsets decreases of his or her exposure to risk of price fluctuation in the Company’s common stock. The policy also prohibits pledges of the Company’s common stock, including by an executive officer or director, such as using Company common stock as collateral for a loan or by holding Company common stock in a margin account (with the exception of the use of a margin account to purchase Company common stock only in connection with the exercise of Company-granted stock options). The Board believes this policy better aligns the interests of the members of the Board and its executives with the interests of the Company’s shareholders.
Board and Committee Evaluations
The Corporate Governance Committee leads annual evaluations of the Board, committees and individual director performance. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. On an annual basis, the Board and each standing committee conducts an annual performance evaluation in accordance with the criteria and processes established by the Corporate Governance Committee. Individual director feedback is also discussed with each director, as appropriate. In fiscal 2025, the Board conducted a separate self-evaluation, and each of its standing committees conducted a separate evaluation of its own performance and of the adequacy of its charter and reported on the results of its evaluation to the Board.
Board Continuing Education
The Board is committed to ensuring that all directors are provided with robust opportunities to receive interactive board education on a variety of topics, including enterprise risk management, industry business issues, disclosure trends and practices, and corporate governance. The Corporate Governance Committee also oversees and monitors this continuing education program and ensures that members of the Company’s senior management, as well as appropriate outside advisors and experts, regularly attend Board or committee meetings to present and engage with all directors.
Clawback Policy
The Company's clawback policy complies with the requirements of the NYSE Listing Standards, promulgated pursuant to the final rules adopted by the SEC under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. This clawback policy applies to all current and former executive officers of the Company, as defined in Rule 10D-1 of the Exchange Act, and is triggered by a restatement of the Company’s financial results. The clawback policy is administered by the Compensation Committee, which determines the amount of erroneously awarded compensation to be recovered and the method of recovery, in accordance with the NYSE Listing Standards. The compensation amount subject to the policy is the amount of incentive-based compensation, calculated on a pre-tax basis, awarded to any executive officer or former executive officer that exceeds the amount of incentive-based compensation that otherwise would have received by such executive had it been determined based on the restated amount. The clawback policy also prohibits providing indemnification to any executive officer for any amount that may be recovered from such executive officer pursuant to the policy. The clawback policy is in addition to, and does not prohibit recovery or recoupment under, the Company’s other policies and agreements so long as there is not a duplicative recoupment of the same compensation. A copy of the Company’s new clawback policy has been filed as an exhibit to the Company’s Annual Report on Form 10-K for fiscal 2025.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
Communications with the Board
The Board has adopted a formal process by which shareholders and other interested parties may communicate with one or more of the Company’s non-management directors. Shareholders who wish to communicate with a director or one or more of the non-management directors should direct their communications in writing to:
Dycom Industries, Inc.
c/o Ryan F. Urness, General Counsel and Secretary
300 Banyan Boulevard, Suite 1101
West Palm Beach, Florida 33401
Email: corporatesecretary@dycominc.com
All such communications should be clearly marked “Shareholder Communication to the Dycom Industries, Inc. Board of Directors.”
The Secretary of the Company has primary responsibility for monitoring director-related communications from shareholders and other interested parties and forwarding collected communications to the intended recipient, provided they meet certain criteria. In general, communications are forwarded to the intended director or director group as long as the communications do not relate to ordinary business, legal or administrative matters or other non-substantive or inappropriate matters further described in the Company’s Internal Process for Handling Communications to and from Directors. All concerns and complaints relating to accounting, internal accounting controls or auditing practices, including those reported as a violation of the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, are referred to the Audit Committee in accordance with the Company’s Audit Committee Procedures for Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters. Each of the Code of Business Conduct and Ethics, the Internal Process for Handling Communications to and from Directors and the Audit Committee Procedures for Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters are available on the Company’s website at www.dycomind.com.
Majority Voting and Director Resignation Requirements
The Company’s Amended and Restated By-laws provide for a majority voting standard for uncontested director elections. Under this standard, a director nominee will be elected only if the affirmative vote of shares of common stock represented and entitled to vote at an annual meeting exceeds the votes cast opposing that nominee. Pursuant to the standard, a director is required to tender his or her resignation to the Board if the director fails to receive the required number of votes. The Board shall nominate for election or re-election only those candidates who agree to tender, promptly following the person’s failure to receive the required vote for election or re-election at the next annual meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon the Board’s acceptance of the resignation. In addition, the standard requires the Board to fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of irrevocable resignation tendered by incumbent directors. The Corporate Governance Committee will evaluate and make a recommendation to the Board with respect to the tendered resignation. In its review, the Corporate Governance Committee will consider any factors that it deems relevant.
Where a director has failed to receive a majority of the votes cast in an uncontested director election and the Corporate Governance Committee has provided its recommendation, the Board must take action on the Corporate Governance Committee’s recommendation within 90 days following certification of the shareholders’ vote and publicly disclose its decision and the rationale for the decision on a Current Report on Form 8-K furnished with the SEC within four business days after its decision. In accordance with the Company’s Corporate Governance Guidelines, an unsuccessful incumbent director will not participate in any deliberations of the Corporate Governance Committee or the Board with respect to the tendered resignation. The Corporate Governance Guidelines also provide procedures to address a situation in which all members of the Corporate Governance Committee are unsuccessful incumbents.
If the Board accepts the resignation of an unsuccessful nominee for director, it may fill the resulting vacancy or decrease the size of the Board in accordance with the Company’s Amended and Restated By-laws or the Company’s Articles of Incorporation. If a director’s resignation is not accepted by the Board, such director will continue to serve as a director until the next succeeding annual meeting and until his or her successor is duly elected or until the director’s earlier resignation, removal from office or death. In contested elections, the plurality voting standard will apply. A contested election is an election in which the Secretary of the Company determines that the number of director nominees exceeds the number of directors to be elected to the Board.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
Service on Other Boards
Pursuant to the Company’s Corporate Governance Guidelines, directors are expected to devote sufficient time and attention to carrying out their duties and responsibilities and ensure that their other responsibilities, including service on other public company boards, do not materially interfere with their responsibilities for the Board. In the event that a director wishes to serve as a board member of another company, they must inform the Chairman of the Board and the Chair of the Corporate Governance Committee of such intention prior to accepting an invitation to serve on another public company board or appointment to a committee of a public company board on which such director already serves. The Board will review whether such additional board or committee service is likely to impair such director’s service on the Board or applicable committees or would create a conflict of interest with the Company. The Company also prohibits any member of the Board from simultaneously serving on more than three public company boards unless the Board determines that such service will not adversely affect such director’s service on the Board or applicable committees.
Board Tenure and Mandatory Retirement
The Corporate Governance Committee will, as part of its annual assessment of the composition of the Board, review a director’s continuation on the Board and consider such director’s qualifications, experience, skills, diversity and Board tenure into account. Under the Company’s Corporate Governance Guidelines and its Amended and Restated Bylaws, a director is generally required to retire when he or she reaches age 68, with such retirement taking effect at the expiration of such individual’s then-current term of office. The Board may agree by unanimous vote to waive this requirement as to any director if it deems a waiver to be in the best interests of the Company. The Board also limits the maximum tenure of a non-employee director to the greater of twelve years or four full terms. The Corporate Governance Committee may, by unanimous vote, extend a non-employee director’s term for one additional three-year term.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Board has adopted a written policy and procedures for the review of all transactions where the amount involved will exceed $120,000 in any fiscal year in which the Company is a participant and any director or nominee, executive officer or security holder of more than five percent of the Company’s common stock (or, in the case of the foregoing persons, their immediate family members) has a direct or indirect financial interest (each, a “related person transaction”).
A member of the Board or any of our executive officers proposing to enter into such transaction must report the proposed related person transaction to the Company’s General Counsel. The policy calls for the proposed related person transaction to be reviewed, and if deemed appropriate, approved by the Audit Committee. Generally, the Audit Committee will approve the transaction if the Audit Committee determines the transaction is beneficial to the Company and contains the same or reasonably comparable terms as would be obtained in an arm’s-length transaction with an unrelated third party.
Neither the Company nor any of its subsidiaries has engaged in any related person transaction during fiscal 2025.

24

DIRECTOR COMPENSATION

COMPENSATION OF NON-EMPLOYEE DIRECTORS
The Company’s compensation program for non-employee directors is designed to enable the Company to attract, retain and motivate highly qualified directors to serve on the Board. The program is also intended to be competitive with other companies in the Peer Group (as defined under “Executive Compensation—Compensation Discussion and Analysis—Role of Compensation Consultant and Peer Group Comparison” beginning on page 36 of this Proxy Statement) and to further align the interests of these directors with our shareholders by compensating directors with a mix of cash and equity-based compensation. Directors who are employees of the Company are not entitled to receive any additional compensation for serving on the Board or its committees.
The Compensation Committee is also responsible for recommending to the Board changes in director compensation. The Compensation Committee periodically reviews non-employee director compensation trends and data from the Peer Group and other relevant and comparable market data including reports on the competitiveness of compensation for non-employee directors received from its independent Compensation Consultant.
Directors’ Fees
Non-employee directors received the following retainer fees for fiscal 2025: (i) an annual retainer fee of $75,000; and (ii) a fee of $25,000 for service as non-management Lead Independent Director. Also, Board members serving as a Chair of a committee received the following fees for fiscal 2025: (i) $20,000 for service as Audit Committee chair, (ii) $15,000 for service as Compensation Committee chair, (iii) $10,000 for service as Finance Committee chair and (iv) $15,000 for service as Corporate Governance Committee chair. Directors’ fees are paid in four quarterly installments. In addition, non-employee directors receive $2,250 for each quarterly or special meeting of the Board attended in person, $1,000 for each telephonic meeting attended, $1,250 for each quarterly or special committee meeting attended in person and $750 for each telephonic committee meeting attended.
In connection with the preparation and planning for the Chief Executive Officer leadership transition in November 2024, the Board determined that Mr. Sykes should receive an additional monthly cash retainer fee in the amount of $25,000. This additional retainer fee was paid to Mr. Sykes from April 2024 until August 30, 2024 as compensation for significant additional work that he performed. Upon Mr. Nielsen's retirement on November 30, 2024, the Board appointed Mr. Sykes as Chairman of the Board, as further described under "Board Leadership Structure - Independent Chairman of the Board." In connection with the appointment of Mr. Sykes as the Company's Chairman, the Board established an annual retainer fee of $150,000 for service as the non-executive Chairman of the Board, to be paid on a quarterly basis.
Non-Employee Directors Equity Plan
The 2017 Non-Employee Directors Equity Plan (the “Director Equity Plan”) provides for the grant of (i) an annual equity award to each continuing non-employee director as of the date of the Company’s annual meeting of shareholders and (ii) an equity award upon a new non-employee director’s initial election or appointment to the Board. The Director Equity Plan permits the grant of awards consisting of non-qualified stock options, shares of restricted stock, restricted stock units (“RSUs”) and deferred RSUs. In each case, the value, type and terms of such awards are approved by the Board, based on the recommendation of the Compensation Committee.

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DIRECTOR COMPENSATION
For fiscal 2025, the Compensation Committee determined that the grant date fair value of annual awards provided to each non-employee director would be $150,000, allocated 100% to RSUs (based on the values provided to the Compensation Committee by the Compensation Consultant). The Compensation Committee, with input from its independent Compensation Consultant, determined that granting the annual equity award in the form of RSUs was consistent with general market practices, as well as those of the Peer Group. Accordingly, each continuing director was granted RSUs which vest, generally subject to continuing service, ratably over three years following the grant date. In addition, non-employee directors may elect to receive up to 100% of their cash retainer fee in restricted stock of Company common stock, subject to a six-month restriction on transfer. The number of shares of restricted stock or RSUs to be granted to a non-employee director is determined by (i) dividing (a) the U.S. dollar amount of the director’s annual retainer(s) elected, or required, to be received in the form of restricted stock or RSUs by (b) the fair market value of a share of Company common stock on the date such fees are payable, (ii) rounding up to the nearest whole share of common stock, and (iii) applying a customary discount to reflect the risk of forfeiture during the vesting period . Non-employee directors are also permitted to defer settlement of their RSUs until the earlier of their termination of service on the Board for any reason and a date specified by such director. As discussed in greater detail above in the section entitled “Board of Directors and Corporate Governance Information—Board Practices, Policies and Processes—Shareholding Requirements and Stock Ownership Guidelines for Non-Employee Directors” on page 21 of this Proxy Statement, the Board has established stock ownership guidelines for the non-employee directors to further align their economic interests with those of the Company’s shareholders. Under the Director Equity Plan, 235,000 shares of common stock are authorized for issuance and, as of January 25, 2025, the Company had 106,436 shares available for future awards under the Director Equity Plan.
DIRECTOR COMPENSATION TABLE
The following table sets forth the compensation for the non-employee members of the Board for the fiscal year ended January 25, 2025.

Name(1)	Fees Earned or Paid in Cash (2)(3)	Stock Awards (3)(4)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Luis Avila-Marco	$55,000	$214,480	$—	$—	$—	$—	$269,480
Jennifer M. Fritzsche	$134,500	$169,480	$—	$—	$—	$—	$303,980
Eitan Gertel	$122,000	$169,480	$—	$—	$—	$—	$291,480
Peter T. Pruitt, Jr.	$127,250	$169,480	$—	$—	$—	$—	$296,730
Stephen C. Robinson	$107,250	$169,480	$—	$—	$—	$—	$276,730
Carmen M. Sabater	$113,250	$169,480	$—	$—	$—	$—	$282,730
Richard K. Sykes	$303,989	$169,480	$—	$—	$—	$—	$473,469
Laurie J. Thomsen	$128,000	$169,480	$—	$—	$—	$—	$297,480
(1)As Company employees, neither Mr. Nielsen nor Mr. Peyovich received any compensation for service on the Board. Their compensation is included in the Summary Compensation Table on page 52 of this Proxy Statement.
(2)Each RSU entitles the recipient to one share of the Company’s common stock upon settlement. The amounts in this column represent the fees that were earned or paid in cash plus the grant date fair value of restricted stock for the annual retainer(s) which the director elected to receive in restricted stock during fiscal 2025. For fiscal 2025, the total number of restricted stock and aggregate grant date fair value which were elected by non-employee directors to be paid in shares are as follows: Luis Avila-Marco, 4 shares having an aggregate grant date fair value of $294, Jennifer M. Fritzsche, 276 shares having an aggregated grant date fair value of $40,719, Stephen C. Robinson, 321 shares having an aggregate grant date fair value of $48,958, and Carmen M. Sabater, 177 shares having an aggregate grant date fair value of $22,596.
(3)As required by SEC rules, amounts in these columns present the aggregate grant date fair value of stock awards granted during fiscal 2025 computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation-Stock Compensation ('FASB ASC 718'). The stock awards exclude the amounts a director elected to receive in restricted stock or RSUs in lieu of their annual cash retainer(s) as described in footnote (2) above. See Note 19 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 25, 2025 regarding assumptions underlying valuation of equity awards. The stock awards vest, subject to continuing service, ratably over three years following the grant date. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards.

26

DIRECTOR COMPENSATION
(4)The following table shows the grant date fair value of shares of restricted stock and RSUs granted to directors during fiscal 2025 computed in accordance with FASB ASC 718. See Note 19 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal 2025, regarding assumptions underlying valuation of equity awards.

Name	Grant Date	Grant Date Fair Value of Restricted Stock/ Unit Awards	Grant Date Fair Value of Stock Option Awards
Luis Avila-Marco	1/29/2024	$11,261	$—
	4/29/2024	$11,335	$—
	5/23/2024	$169,480	$—
	7/29/2024	$11,396	$—
	10/28/2024	$11,302	$—
Jennifer M. Fritzsche	1/29/2024	$11,261	$—
	4/29/2024	$11,335	$—
	5/23/2024	$169,480	$—
	7/29/2024	$9,081	$—
	10/28/2024	$9,042	$—
Eitan Gertel	5/23/2024	$169,480	$—
Peter T. Pruitt, Jr.	5/23/2024	$169,480	$—
Stephen C. Robinson	1/29/2024	$11,261	$—
	4/29/2024	$11,335	$—
	5/23/2024	$169,480	$—
	7/29/2024	$13,176	$—
	10/28/2024	$13,186	$—
Carmen M. Sabater	1/29/2024	$11,261	$—
	4/29/2024	$11,335	$—
	5/23/2024	$169,480	$—
Richard K. Sykes	5/23/2024	$169,480	$—
Laurie J. Thomsen	5/23/2024	$169,480	$—
As of January 25, 2025, each non-employee director had the following aggregate number of outstanding unvested RSUs and outstanding vested and unvested stock options:

Name	Outstanding Unvested RSUs	Outstanding Stock Options
Luis Avila-Marco	2,022	—
Jennifer M. Fritzsche	2,739	—
Eitan Gertel	2,739	—
Peter T. Pruitt, Jr.	2,739	—
Stephen C. Robinson	2,739	—
Carmen M. Sabater	2,827	—
Richard K. Sykes	2,739	—
Laurie J. Thomsen	2,739	—

2025 Proxy Statement	27

DIRECTOR COMPENSATION

PROPOSAL 2	Advisory Vote on Executive Compensation

The Board recommends that shareholders vote FOR the resolution approving, on a non-binding advisory basis, the compensation of the Named Executive Officers.

On an annual basis, the Company provides its shareholders with the opportunity to participate in a non-binding advisory vote to approve the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.
The Company’s executive compensation program has been designed to attract, motivate and retain highly performing executives and align the interests of those executives with the long-term interests of the Company’s shareholders. We believe the program also supports the Company’s pay-for-performance principles by placing a substantial amount of total executive compensation, including compensation of the Chief Executive Officer, “at risk” based on the performance of the Company.
The Company seeks to implement and maintain sound compensation governance practices to ensure adherence to its pay-for-performance philosophy while appropriately managing risk and aligning its executive compensation program with the long-term financial interests of shareholders. The Compensation Committee regularly reviews the executive compensation program to ensure alignment with the Company’s business strategies and pay-for-performance philosophy and general market practices.
2024 SAY-ON-PAY ADVISORY VOTE RESULTS

The Company values the opinions of its shareholders and annually submits the compensation of its Named Executive Officers to a non-binding shareholder advisory “Say-on-Pay” vote. At our May 2024 Annual Meeting, approximately 97% of the votes cast on our “Say-on-Pay” proposal were cast for approval of the compensation of our Named Executive Officers. We believe that this indicates strong support for our continued focus on aligning our Named Executive Officer compensation programs with the interests of our shareholders. During fiscal 2025, we continued to focus on pay for performance, “at risk” compensation, and supporting the Company’s business goals and strategies while simultaneously discouraging excessive risk taking. On an ongoing basis, the Compensation Committee reviews the executive compensation program to ensure its continued alignment with the Company’s pay-for-performance philosophy and general market practices.

The Company believes these strong approval results demonstrate a desire by its shareholders that the Company maintain the current objectives and practices of its executive compensation program.

For the reasons highlighted above, and more fully discussed in the “Executive Compensation—Compensation Discussion and Analysis” section (“CD&A”) beginning on page 32 of this Proxy Statement, the Board of Directors unanimously recommends a vote FOR the following resolution:
“RESOLVED, that the shareholders approve the compensation of the Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosure in this Proxy Statement.”

This vote is required pursuant to Section 14A of the Exchange Act and is advisory and non-binding; however, the Compensation Committee and our Board will review the voting results and consider shareholder views in connection with the design and implementation of the executive compensation program.

28

COMPENSATION HIGHLIGHTS FOR FISCAL YEAR 2025

Overview of Executive Compensation
The Company’s executive compensation program is designed to reward executive officers who contribute to the Company’s sustained growth and successful execution of its strategy and operating plans. Total direct compensation is targeted to be comparable to those companies, including members of the Company’s Peer Group (as defined under “Role of Compensation Consultant and Peer Group Comparison” on page 36 of this Proxy Statement), with which the Company competes for executive talent. The executive compensation program is designed to maintain a strong link between compensation and performance and is comprised of the following compensation elements:
Executive Compensation Program Design

Component	Basic Design	Purpose

Base Salary	•Calibrated with Peer Group market data •Reviewed annually	•Rewards individual for successfully fulfilling core job functions •Takes individual experience, contributions, skills and tenure into account

Benefits	•Provides health, retirement and disability coverage •Same benefits are generally available to all employees	•Provides market competitive benefits to attract and retain key personnel

Annual Incentive Plan
•Determined by assessing the quality of earnings in relation to margin performance and operating cash flow
•Payout is performance-based and dependent upon reaching pre-determined thresholds
•Payable in cash
•Reflects the importance of margin and cash flow discipline •Discourages excessive risk-taking while rewarding for achievement of short-term business goals

Long-Term Equity Incentive Plan
•Provides for equity incentives in various forms, including stock options, time-based and performance-based vesting RSUs
•Payout of significant portion of stock is dependent upon performance as measured against pre-determined thresholds
•Granted annually

•Encourages executive stock ownership
•Rewards executives for achievement of long-term goals and business strategies
•Aligns the interests of the executives with the long-term interests of company shareholders

The Compensation Committee considers each pay element individually and all pay elements in aggregate when making decisions regarding amounts that may be awarded under any one of the pay elements.

2025 Proxy Statement	29

COMPENSATION HIGHLIGHTS FOR FISCAL YEAR 2025
2025 Executive Leadership Updates
During fiscal 2025, Mr. Daniel S. Peyovich, who was then serving as the Company's President and had previously served as its Chief Operating Officer, was appointed as the Company's Chief Executive Officer ("CEO"), effective November 30, 2024. As a result of Mr. Peyovich's promotion to CEO in November 2024, he only received compensation as CEO for two months during the fiscal year. Therefore, due to the limited amount of CEO compensation for Mr. Peyovich during fiscal 2025, certain information presented in this Proxy Statement is based upon Mr. Peyovich's compensation information for the full year.
Mr. Kevin M. Wetherington, the Company's current Executive Vice President and Chief Operating Officer, commenced his employment with the Company on October 7, 2024. As Mr. Wetherington did not join the Company until the latter half of the year, he did not participate in the Company's usual cycle of equity grants and therefore did not receive a grant of performance-based RSUs for fiscal 2025. Therefore, a lesser percentage of his compensation was subject to risk for fiscal 2025.
In determining compensation for Mr. Peyovich as Chief Operating Officer and as CEO during fiscal 2025 and for Mr. Wetherington as Executive Vice President and Chief Operating Officer, the Compensation Committee did not deviate from its executive compensation program design or its executive compensation philosophy, as further described above and in the Compensation Discussion & Analysis section of this Proxy Statement.
Pay Mix
The following charts illustrate the performance-based nature of the executive compensation program as a percentage of target total direct compensation (which is composed of base salary, target annual cash incentive awards and the grant date fair value of target equity-based incentive awards). For specific target amounts of annual cash incentive awards and equity-based incentive awards, see the Grant of Plan-Based Awards Table on page 53 of this Proxy Statement:
CEO Target Compensation(1)
(1)Mr. Peyovich has served as the Company's CEO since November 30, 2024. Mr. Peyovich's target compensation information reflects his full salary for fiscal 2025, including while he served as the Company's President and Chief Operating Officer, and does not include the equity grant he received upon his promotion to CEO.
All Other NEOs Target Compensation(1)
(1)All Other NEOs includes Mr. DeFerrari and Mr. Urness.
The Compensation Committee sets challenging but realizable performance measures that are earned fully only as a result of exceptional performance. Consistent with the Company’s pay-for-performance philosophy, the Compensation Committee selects financial performance measures under the Company’s annual and long-term incentive plans that support the Company’s short- and long-term business plans and strategies and incent management to focus on creating sustainable shareholder value. The Compensation Committee continually reassesses the performance measures and goals used.

30

COMPENSATION HIGHLIGHTS FOR FISCAL YEAR 2025
Key Executive Compensation Practices
To achieve the objectives of our performance-based executive compensation program, the Compensation Committee employs strong governance practices as outlined below.

WE DO
•Have robust stock ownership guidelines for the Chief Executive Officer (five times base annual salary) and non-employee directors (five times annual cash retainer).
•Have shareholding requirements for Named Executive Officers (other than the Chief Executive Officer) and key employees.
•Standardize timing of annual equity award grants.
•Design our executive compensation program to discourage excessive risk-taking.

•Retained an expert independent compensation consultant to benchmark and analyze compensation measures.
•Limit perquisites and executive benefits to Company-paid premiums for term life insurance and long-term disability insurance.
•Require an annual “Say-on-Pay” vote on the compensation of Named Executive Officers.
•Have a robust Clawback Policy applicable to current and former executive officers.

WE DON’T
•Have any single trigger employment agreements for Named Executive Officers.
•Reprice or offer cash buyouts of stock options without shareholder approval and require one-year minimum vesting period for performance-based awards.
•Offer any golden parachute excise tax gross-ups.
•Have any supplemental health benefit or retirement arrangements for Named Executive Officers.

•Permit vesting of less than one year on any compensation awards that are settled solely with equity.
•Allow stock options to be “discounted” and they may only be granted with an exercise or measurement price that is not lower than the fair market value of the underlying shares on the grant date.
•Permit hedging, pledging or short sales of Company equity securities.

2025 Proxy Statement	31

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This section of the Proxy Statement describes the Company’s performance during fiscal 2025 and provides an overview and analysis of the Company’s executive compensation program during that period. It discusses the Company’s compensation principles and objectives, compensation-setting process, major elements of compensation paid under this program and other related Company policies. It also reviews the actions taken by the Compensation Committee.
During fiscal 2025 the Company’s Named Executive Officers were:

Daniel S. Peyovich	H. Andrew DeFerrari	Kevin M. Wetherington	Ryan F. Urness
President and Chief Executive Officer	Senior Vice President, Chief Financial Officer and Treasurer	Executive Vice President and Chief Operating Officer	Senior Vice President, General Counsel and Secretary
Messrs. Steven E. Nielsen and Jason T. Lawson were also Named Executive Officers of the Company during fiscal 2025. Mr. Nielsen was the Company's former CEO and retired from the Company on November 30, 2024. Mr. Lawson was the Company’s former Vice President and Chief Human Resources Officer and he ceased to be employed by the Company on October 10, 2024. Mr. Wetherington joined the Company as Executive Vice President and Chief Operating Officer on October 7, 2024. The Compensation Committee establishes the Company’s overall executive compensation philosophy and oversees the executive compensation program in accordance with its charter. This charter is available on the Company’s website at www.dycomind.com.
Compensation Principles
Our executive compensation program is aligned with our business strategy and our culture and is designed to attract and retain top talent, reward performance and maximize shareholder value. Our holistic view of performance considers the individual’s ability to deliver business results, their leadership skills, their business experience and their ability to execute the Company’s strategic goals. Our total compensation program for the Named Executive Officers is performance-based and competitive in the marketplace, with Company performance determining a significant portion of total compensation. The executive compensation program is designed to maintain a strong link between compensation and performance and is intended to achieve the following objectives:
•Shareholder Value. Support the Company’s business goals and strategies by incenting profitable growth and increasing shareholder value;
•Shareholder Alignment. Align the interests of the Named Executive Officers with the long-term interests of shareholders;
•Market Competitive. Attract, retain and motivate highly performing executives who drive business and financial performance with market competitive compensation and benefits;
•Pay-for-Performance. Link significant portions of executive compensation to the achievement of performance goals established by the Compensation Committee for the annual incentive plan and for performance-vesting RSUs granted under the equity incentive plan;
•Stock Ownership of Executives. Promote Company stock ownership via stock holding requirements and stock ownership guidelines; and
•Mitigate Risks. Discourage excessive risk-taking while encouraging the taking of appropriate risks necessary to execute the Company’s business strategies.

32

EXECUTIVE COMPENSATION
As discussed below, overall levels of executive compensation are established based on an assessment of the Company’s performance as a whole. Individual executive compensation is determined based on an assessment of the experience, skills and performance of each Named Executive Officer, as well as the compensation levels of comparable positions in the Peer Group and general market practices. The relative compensation of individual Named Executive Officers reflects the different roles, responsibilities and performance of each of the Named Executive Officers, as compared to comparable positions in the Peer Group with which the Company competes for talent.
Compensation and Risk
The Compensation Committee continually evaluates and monitors the risks and effectiveness associated with the Company’s compensation principles and the structure of its executive compensation program. The Compensation Committee encourages the taking of appropriate business risks to execute the Company’s strategy and goals while balancing against promoting excessive risk-taking. With respect to the core elements of compensation:
•Base salary provides a fixed level of compensation irrespective of Company performance and, therefore, does not encourage risk-taking.
•Annual cash incentives are designed to reward achievement of short-term performance objectives. Undue risk is mitigated through a combination of plan design and policies which place a cap on the maximum annual cash incentive available to the CEO, the Chief Operating Officer and other Named Executive Officers.
•Long-term equity-based compensation is administered in a number of ways to mitigate risk:
•The executive compensation program is designed to deliver a significant portion of an executive’s compensation in the form of long-term incentive opportunities which focus the executive on maximizing long-term shareholder value and overall financial performance.
•Performance-vesting RSUs are only paid out if the Company achieves certain pre-established performance goals that are important drivers of long-term performance, and the maximum number of performance units that may be paid out with respect to an annual performance period or a three-year performance period is capped.
•The Company has established stock ownership guidelines for the CEO and non-employee directors. Other Named Executive Officers are subject to shareholding requirements with respect to time-vesting equity awards granted under the Company’s equity plans.
•Named Executive Officers must obtain approval from the Company’s General Counsel before entering into any 10b5-1 Plan or before the purchase or sale of any shares of Company common stock, including those purchased or sold during any window of time where trading is permitted. Requiring approval ensures that executives are unable to use non-public information for personal benefit.
The Compensation Committee reviewed and discussed the findings of this risk evaluation with management and believes that the executive compensation program does not motivate employees to take risks that are reasonably likely to have a material adverse effect on the Company.
Objectives and Elements of Our Compensation Program
Pay Is “At Risk” and Aligned with Performance
The executive compensation program is designed to support the Company’s pay-for-performance principles. “At risk” compensation includes annual cash incentive and equity-based awards through which the performance of the Company and the individual executive is recognized.
Annual cash incentive awards under the annual incentive plan and performance-vesting RSUs under the equity incentive plans are performance-based awards and represent “at-risk” compensation because they require minimum levels of performance against the Company’s strategic goals and operating plans for any payout to occur. During fiscal 2025, Mr. Daniel S. Peyovich, who was then serving as the Company's President and had previously served as its Chief Operating Officer, was appointed as the Company's CEO, effective November 30, 2024. As a result of Mr. Peyovich's promotion to CEO in November 2024, he only received compensation as CEO for two months during the fiscal year. Therefore, due to the limited amount of CEO compensation for Mr. Peyovich during fiscal 2025, certain information presented in this Proxy Statement is based upon Mr. Peyovich's compensation information for the full year.

2025 Proxy Statement	33

EXECUTIVE COMPENSATION
Mr. Kevin M. Wetherington, the Company's current Executive Vice President and Chief Operating Officer, commenced his employment with the Company on October 7, 2024. As Mr. Wetherington did not join the Company until the latter half of the year, he did not participate in the Company's usual cycle of equity grants and therefore did not receive a grant of performance-based RSUs for fiscal 2025. Therefore, a lesser percentage of his compensation was subject to risk for fiscal 2025.
In determining compensation for Mr. Peyovich as Chief Operating Officer and as CEO during fiscal 2025 and for Mr. Wetherington as Executive Vice President and Chief Operating Officer, the Compensation Committee did not deviate from its executive compensation program design or its executive compensation philosophy, as further described above and in the Compensation Discussion & Analysis section of this Proxy Statement.
The following charts illustrate the performance-based nature of the executive compensation program as a percentage of target total direct compensation, which is composed of the fiscal 2025 approved base salary, target annual cash incentive awards and the grant date fair value of target equity-based incentive awards. For target amounts of annual cash incentive awards and equity-based incentive awards, see the Grant of Plan-Based Awards Table on page 53 of this Proxy Statement:
CEO Target Compensation(1)
(1)Mr. Peyovich has served as the Company's CEO since November 30, 2024. Mr. Peyovich's target compensation information reflects his full salary for fiscal 2025, including while he served as the Company's President and Chief Operating Officer, and does not include the equity grant of time-based RSUs he received upon his promotion to CEO.
All Other NEOs Target Compensation(1)
(1)All Other NEOs includes Mr. DeFerrari and Mr. Urness.
The mix of compensation elements for Mr. Peyovich differs from those of the other Named Executive Officers. Mr. Peyovich’s target mix is designed to place more of his compensation at risk to reflect the greater level of responsibility he has for the Company’s overall performance and strategic execution. For fiscal 2025, Mr. Peyovich participated in a separate annual incentive program and received a portion of his total compensation in the form of stock options to increase his pay-at-risk and better align his compensation directly to the Company’s performance. For fiscal 2026, all named executive officers, including Mr. Peyovich, will not receive any stock options and will instead receive an equal split of time-vesting RSUs and performance-vesting RSUs. Prior to his retirement from the Company, Mr. Nielsen's compensation elements, including his annual cash incentive and equity component, were subject to the same compensation design, philosophy and structure as Mr. Peyovich's compensation for fiscal 2025.
For fiscal 2025, the annual cash incentive award was targeted at 100% of base salary for Mr. Peyovich, and 125% of base salary for Mr. Nielsen. Mr. Peyovich’s and Mr. Nielsen’s equity-based incentive awards consisted of time-vesting RSUs, performance-vesting RSUs and time-vesting stock options. The equity incentives for fiscal 2025 for the other Named Executive Officers consisted of time-vesting RSUs and performance-vesting RSUs.

34

EXECUTIVE COMPENSATION
In order to achieve its objectives, the Compensation Committee has designed the executive compensation program utilizing three major pay elements:

Base salary	Cash	Provides a fixed amount of cash compensation for performing day-to-day responsibilities and successfully fulfilling core job functions. The Compensation Committee reviews base salary annually and periodically approves increases based on a review of Peer Group and general market practices and a Named Executive Officer’s level of responsibility, experience, skills and contributions and individual performance.

Annual incentive compensation	Cash	Provides the opportunity for annual cash incentive awards for achieving short-term financial performance goals that align with the Company’s business strategy based upon the quality of earnings in relation to margin performance and cash flow. The Compensation Committee sets award opportunities as a percentage of base salary.

Long-term equity-based incentive compensation	Equity	Provides for long-term incentive awards in the form of performance-vesting RSUs and time-vesting stock options. Performance-vesting restricted stock units are earned based on achieving long-term performance goals and the satisfaction of service vesting conditions. Stock options align incentives of the executives with those of the Company’s shareholders because stock options have value only if the Company’s stock price increases from the date of the grant. The Company also grants time-vesting RSUs that are earned based on the satisfaction of service vesting conditions. Awards are payable in Company common stock and align the interest of executives with the long-term interests of the Company’s shareholders.

The Compensation Committee considers each pay element individually and all pay elements in aggregate when making decisions regarding amounts that may be awarded under any one of the pay elements.
Determining Performance Measures
The Compensation Committee sets challenging but realizable performance measures that are fully earned only as a result of exceptional performance. As part of our pay-for-performance philosophy, if targets and pre-determined goals are not fully met, payouts may be reduced or not paid. Consistent with the Company’s pay-for-performance philosophy, the Compensation Committee selects and sets financial performance measures under the annual and long-term incentive plans that support the Company’s short- and long-term business plans and strategies and incent management to focus on actions that create sustainable shareholder value. In setting targets for the short- and long-term performance measures, the Compensation Committee considers the Company’s annual and long-term business goals and strategies and certain other factors, including the Company’s projected operating environment and economic and industry conditions. The Compensation Committee recognizes that performance goals will change over time to reflect market practices and evolving business priorities. Accordingly, the Compensation Committee continually reassesses the performance measures and goals used.

2025 Proxy Statement	35

EXECUTIVE COMPENSATION
Role of the Compensation Committee
The Compensation Committee oversees the design of the executive compensation program and is responsible for adopting and periodically reviewing the Company’s executive compensation philosophy, strategy and principles, as well as overseeing the administration of the program. Each year, the Compensation Committee reviews our executive compensation program to ensure it continues to reflect the Company’s commitment to align the objectives and rewards of our executive officers with the creation of value for our shareholders. The compensation program has been designed to reinforce the Company’s pay-for-performance philosophy by delivering total compensation that motivates and rewards short-and long-term financial performance to maximize shareholder value and to be externally competitive to attract and retain top executive talent. The Compensation Committee also annually reviews the individual performance of the Named Executive Officers and approves their compensation. Decisions with respect to determining the amount and form of compensation for the Named Executive Officers are based on the methodology described below.
The Compensation Committee, together with management and the Compensation Consultant, prepare and review detailed information regarding historic base salaries and actual compensation payouts, both cash and equity, under the Company’s incentive plans. The overall purpose of this information is to present, in a comprehensive fashion, all of the elements of actual and potential future compensation that may be payable to the Named Executive Officers. This information assists the Compensation Committee in analyzing both the individual and mix of elements of compensation and the total amount of actual and potential future compensation for a particular performance year. In connection with setting compensation for the Named Executive Officers for fiscal 2025, the Compensation Committee met with management and the Compensation Committee’s independent Compensation Consultant and reviewed the design of the executive compensation program and the suitability of individual compensation targets and awards.
The Compensation Committee also reviews information regarding the Peer Group, as well as other compensation data, provided by the Compensation Consultant, as described below. The Compensation Committee considers the following factors in setting the target total direct compensation for each Named Executive Officer:
•the individual responsibilities, skills, experience, tenure and achievements of the Named Executive Officers and their potential contributions to Company performance;
•recommendations from senior management (other than for the CEO); and
•the alignment of the Named Executive Officer’s compensation with the executive compensation program’s overall objectives and the interests of the shareholders.
In addition to its responsibilities with respect to executive compensation, the Compensation Committee reviews and makes recommendations to the Board as to the form and amount of compensation of the Company’s non-employee directors.
The Compensation Committee retains the flexibility and discretion to set target total direct compensation levels for the Named Executive Officers at, above or below the median of comparable positions in the Peer Group to recognize factors such as market conditions, job responsibilities, performance, experience, skills, and ongoing or potential contributions to the Company.
Role of Compensation Consultant and Peer Group Comparison
The Compensation Committee has the authority under its charter to hire outside advisors to provide it with information as needed in making compensation decisions. The Compensation Consultant advised the Compensation Committee in connection with setting compensation for the Named Executive Officers and the Company’s non-employee directors for fiscal 2025. The Compensation Consultant does not provide any other services to the Company.
The executive compensation program seeks to provide a mix of target total direct compensation that is aligned with the program’s pay-for-performance principles and is competitive with compensation provided by a peer group of selected publicly traded companies. In determining executive compensation, the Compensation Committee considers a number of factors, including data provided by the Compensation Consultant on our peer group of companies, as well as each Named Executive Officer’s performance and experience.
The Compensation Committee, together with the Compensation Consultant, periodically reviews the composition of the Peer Group and updates the Peer Group based on available market information when appropriate. The companies in the Peer Group were selected because, in the judgment of the Compensation Committee, such companies, when taken as a whole, represent companies with which the Company competes for executive talent. Market data for the Peer Group was size-adjusted using a common statistical technique, “regression analysis,” to remove significant variability between raw data points, and to construct market pay levels commensurate with the Company’s annual revenues.

36

EXECUTIVE COMPENSATION
The Compensation Committee reviewed the Peer Group in November 2023 to ensure the Peer Group continued to represent companies that would provide the Company with relevant Peer Group data based on their current size, industry, revenue and market capitalization. For fiscal 2025, the Peer Group consisted of the following 19 companies from the specialty construction and engineering services industry (the “Peer Group”):
Peer Group

ABM Industries, Inc. Archrock, Inc. Arcosa, Inc. Clean Harbors, Inc. Comfort Systems USA, Inc. Emcor Group, Inc. Granite Construction, Inc.	IES Holdings, Inc. KBR, Inc. MasTec, Inc. MYR Group, Inc. NOV, Inc. Oceaneering International, Inc.	Primoris Services Corp. Quanta Services, Inc. Sterling Infrastructure, Inc. Tetra Tech, Inc. Tutor Perini Corporation Valmont Industries, Inc.

In addition, the Compensation Consultant periodically conducts a competitive market positioning review as the Compensation Committee determines is needed. The Compensation Consultant performed a review in February 2023, which was reviewed and considered by the Compensation Committee to set executive compensation for fiscal year 2025. In years that the Compensation Committee does not commission a review, it establishes compensation targets for the Named Executive Officers by utilizing the prior year’s compensation amounts, generally making adjustments to those amounts for movements in market compensation levels based on a variety of third-party industry surveys, as well as the Compensation Consultant’s own proprietary information.
Peer Group data constituted one of several factors that the Compensation Committee considered in making compensation decisions for fiscal 2025. Other significant factors considered by the Compensation Committee in the evaluation and decision-making process included overall business and industry conditions, the general economic environment, the Company’s strategic business objectives, as well as the individual responsibilities, past performance, experience, skills and tenure and achievements of each Named Executive Officer and their expectations for future performance.
In February 2025, the Compensation Consultant provided information to the Compensation Committee regarding its independence under the rules of the SEC and the listing standards of the NYSE. The Compensation Committee concluded that no conflict of interest exists that would prevent the Compensation Consultant from independently representing the Compensation Committee.
Role of the CEO
The CEO, in consultation with the Compensation Committee, establishes the strategic direction of the executive compensation program. In the first quarter of each fiscal year, the CEO meets with the Compensation Committee to discuss the prior year’s financial results and to evaluate the performance of the other Named Executive Officers. This evaluation, together with the Compensation Committee’s own judgment, taking into account the results of the most recent competitive market positioning review, is used to determine the individual compensation of those Named Executive Officers. The Compensation Committee is responsible for evaluating the CEO’s performance and is solely responsible for setting the level and elements of his compensation. The CEO is not present when the Compensation Committee discusses and determines his compensation.

2025 Proxy Statement	37

EXECUTIVE COMPENSATION
Core Pay Elements of the Executive Compensation Program
The Compensation Committee considers each pay element under the executive compensation program individually and in aggregate when making decisions regarding amounts that may be awarded to Named Executive Officers.
Base Salaries
Named Executive Officers are provided with a base salary which recognizes the value of the executive’s skills, tenure, experience, prior record of achievement and importance to the Company. Base salary levels are set to attract and retain quality executives, to provide a fixed base of cash compensation and to recognize the challenges and varied skill requirements of different positions.
Base salaries are reviewed at the beginning of each fiscal period and from time to time in connection with a change in the executive’s responsibility. In making his recommendation to the Compensation Committee, the CEO reviews the performance of the other Named Executive Officers, market compensation levels for comparable positions, the succession planning strategies of the Company, the annual salary budget and the overall financial health and performance of the Company. The Compensation Committee reviews the CEO’s recommendations and together with its own judgments, sets base salaries relative to the recommendations. The Compensation Committee utilizes a formal study of market compensation levels prepared by the Compensation Consultant in order to evaluate the executives’ base salaries and the CEO’s recommendations.
The Compensation Committee directly sets the base salary for the CEO. The Compensation Committee does so through an evaluation of the performance of the CEO, including an assessment of his contribution to the development of the Company’s culture of ethics and compliance. This process includes a formal survey by all of the Company’s non-employee directors. The survey is conducted annually and augmented by informal communications from the Company’s non-employee directors to the Compensation Committee. In addition, the Compensation Committee evaluates market compensation levels as set forth in the independent compensation consultant’s most recent study and other relevant information. Based on that review and based upon each officer’s positive performance for the prior year, except for Mr. Wetherington who commenced his employment with the Company on October 7, 2024, all Named Executive Officers received an increase to their base salaries in fiscal 2025 in order to maintain compensation levels consistent with increases in the broader marketplace and for retention purposes.
During the salary review in February and March 2024 for all Named Executive Officers below, except for Mr. Wetherington who commenced his employment with the Company on October 7, 2024, the Compensation Committee recommended, based on the factors described above, and the Board approved, the following base salaries for the Named Executive Officers:

Named Executive Officer (1)	Fiscal 2025 Base Salary	% Change From Prior Year
Daniel S. Peyovich (2)	$840,000	5.00%
H. Andrew DeFerrari	$630,000	5.00%
Kevin M. Wetherington (3)	$725,000	—%
Ryan F. Urness	$546,000	5.00%
(1)Mr. Steven E. Nielsen retired from the Company as its CEO on November 30, 2024. For fiscal 2025, Mr. Nielsen's base salary was set at $1,250,900 which was a 5.0% increase from his fiscal 2024 base salary. Mr. Jason T. Lawson ceased to be employed by the Company on October 10, 2024. For fiscal 2025, Mr. Lawson's base salary was set at $422,650 which was a 7.0% increase from his fiscal 2024 base salary.
(2)Mr. Peyovich's base salary was increased from $840,000 to $1,125,000 on November 30, 2024 in connection with his transition and promotion to the role of Chief Executive Officer.
(3)Mr. Wetherington commenced his employment with the Company on October 7, 2024 as its Executive Vice President and Chief Operating Officer.

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EXECUTIVE COMPENSATION
Performance-Based Annual Cash Incentives
The Compensation Committee grants to Named Executive Officers the opportunity to earn an annual cash incentive award that recognizes and rewards individual performance which meaningfully enhances the operations of the Company during a fiscal year. Awards are designed to communicate to an executive that good performance and the execution of business goals and strategies are recognized and valued. The Company’s “pay-for-performance” philosophy for such awards is simple and applies to all employees who are eligible to share in the Company’s success through incentive bonuses: if we exceed our financial objectives, we will pay more; if we fail to reach them, we will pay less or nothing at all. Furthermore, the Compensation Committee believes annual cash incentive awards strongly encourage an executive to continuously improve their efforts in delivering annual results that are aligned with the Company’s long-term goals.
Annual Incentive Plan—Chief Executive Officer
Annual cash incentive award opportunities for the CEO are determined under the Company’s annual incentive plan. These incentive compensation opportunities were determined based upon performance goals established by the Compensation Committee at the beginning of fiscal 2025.
In 2024, the Compensation Committee established the fiscal 2025 performance measures under the annual incentive plan for Mr. Peyovich. Awards paid under the annual incentive plan are designed to be “at-risk” depending upon the performance of the Company and, accordingly, have exhibited significant variability from year to year. For fiscal 2025, the Compensation Committee modified the threshold percentage of contract revenues used to evaluate earnings quality and modified the pre-established payout percentages (as further explained below).
The terms of the annual incentive plan provide that the Compensation Committee shall adjust the performance goals and the award opportunities (either up or down) during a plan year if the Compensation Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them. No such adjustments were made in fiscal 2025.
As described in more detail below, for fiscal 2025, the annual incentive cash award opportunity under the annual incentive plan consisted of two parts:
•Part 1: A determination based on the operating earnings, contract revenues and cash flows of the Company.
•Part 2: A determination based on the Compensation Committee’s consideration of the payout level under Part 1 of the annual incentive plan, as well as the Compensation Committee’s consideration of other financial and non-financial performance factors.
Fiscal 2025 Annual Incentive Award Determination
The following table sets forth the range of potential award payouts and the total determined payouts for Mr. Peyovich under Parts 1 and 2 of the annual incentive plan for fiscal 2025:

Name	Target Award as Percentage of Base Compensation	Range of Potential Payout			Determined Payout	Determined Award as Percentage of Target	Determined Award as Percentage of Base Compensation
		Threshold	Target	Maximum
Daniel S. Peyovich	100%	$—	$883,846	$2,006,331	$1,591,687	180%	180%
The determined payout for Mr. Peyovich is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 52 of this Proxy Statement.
Part 1 of Annual Incentive Plan
The payout for Mr. Peyovich under Part 1 of the annual incentive plan was determined by evaluating the earnings quality for fiscal 2025 in relation to operating margin performance against a pre-established threshold percentage of 2.5% of contract revenues to reflect the projected operating environment for fiscal 2025. Each year, the Compensation Committee reviews the Company’s prior year performance, together with the forecasted financial results for the current fiscal year, and adjusts the threshold percentage of contract revenues in a manner that is anticipated to be challenging, yet achievable. This threshold percentage has historically ranged from 1% to 4%. The threshold percentage of contract revenues used to evaluate earnings quality for fiscal 2025 was set at 2.5%, which was increased from the 2.0% threshold percentage that was established for fiscal 2024.

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EXECUTIVE COMPENSATION
The performance goals established by the Compensation Committee for fiscal 2025 applied a pre-established payout percentage described below to the Company’s operating earnings (before asset impairments, annual incentive plan compensation, amounts associated with the extinguishment of debt or modification or termination of debt-related agreements, the after-tax impact of amounts attributable to changes to the Company’s capital structure (debt or equity), the impact of certain accounting charges and amounts for amortization of debt discount) (“Operating Earnings”) above a pre-established threshold percentage of contract revenues. The pre-established payout percentage varies as a function of the Company’s cash flow ratio, which is measured as the ratio of operating cash flow to net income before asset impairments, annual incentive plan compensation for the individual, amounts associated with changes to the Company’s capital structure (debt or equity), including premium or other amounts associated with the extinguishment, modification or termination of debt and debt-related agreements and amounts associated with the issuance of new debt or equity instruments, payments made to a customer to obtain a new contract or extend or modify an existing contract, and amounts for amortization of debt discount. For purposes of determining net income before asset impairments and annual incentive plan compensation for the individual only, (i) the provision for income taxes excludes any impact of the application of FASB Accounting Standards Update No. 2016-09; and (ii) the impact on the Company’s income taxes resulting from the re-measurement of certain assets and liabilities under Tax Reform is also excluded.
Each fiscal year, the Compensation Committee reviews each of the elements included in the annual incentive plan and sets performance goals that reflect the Compensation Committee’s assessment of the Company’s earnings potential, projected operating environment and the general economic climate. Accordingly, performance goals may vary from year to year in order to ensure that an appropriate base level of performance is achieved before any award is paid out, subject to the discretion of the Compensation Committee as described above. This review also ensures that the annual incentive plan performs as designed and incents superior performance aligned with achieving the Company’s strategic goals and operating plans.
As part of its review for fiscal 2025, the Compensation Committee reviewed both the levels of the Company’s cash flow ratio and the pre-established payout percentages to appropriately reflect the Company’s projected operating environment and its impact on working capital. For fiscal 2025, the Compensation Committee did not modify the Company’s cash flow ratio but did adjust the pre-established payout percentages based upon expectations for fiscal 2025. The Compensation Committee also determined that certain out of the ordinary charges resulting from the retirement of Mr. Nielsen as CEO in November 2024, including adjustments to his previously issued equity incentives, resulting in accounting expense, would likely impact the 2025 performance measures and therefore the effect of those charges have been excluded from the fiscal year 2025 financial results with respect to the calculation of operating earnings, net income and operating cash flow for Part 1 and Part 2 of the annual incentive plan for Mr. Peyovich. The Compensation Committee determined that these modifications were necessary to ensure that the payout level under Part 1 continued to incent the annual incentive plan participants for superior performance.
For fiscal 2025, the range of pre-established payout percentages for Mr. Peyovich was as follows:

Pre-established Payout Percentage of Eligible Operating Earnings Above Threshold Contract Revenues
Cash Flow Ratio (1)	Daniel S. Peyovich
less than or equal to 0.25	0.12%
0.50	0.18%
1.00	0.31%
greater than or equal to 2.00	0.56%
(1)Results between 0.25 and 0.50, 0.50 and 1.00, and 1.00 and 2.00 are interpolated between the nearest two payout percentages based on the actual cash flow ratio achieved.
The use of a threshold amount of contract revenues ensures that the Company’s performance exceeds a pre-established base level before any award is earned. Thus, under Part 1 of the annual incentive plan, no incentive award is earned unless a base level of annual performance has been achieved. The reliance on cash flow and earnings measures in determining the payout amount reflects the importance to the Company of both operating margins and cash flow discipline.
The fiscal 2025 performance goals were structured so that acceptable margins without solid cash flows would have resulted in only a partial award payment, while solid cash flows absent acceptable margins would have resulted in no award payment at all. Once the threshold percentage is achieved, only incremental cash flows and incremental Operating Earnings generate an increase to the award payout. The use of both Operating Earnings and cash flow as performance measures ensures that only high-quality earnings and operating cash flow discipline result in the payout of awards, as both income statement and balance sheet performance is required.

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EXECUTIVE COMPENSATION
For fiscal 2025, Operating Earnings were above the threshold contract revenues and the payout ratio percentage and cash flow ratios were exceeded applicable to Mr. Peyovich.
Following the completion of audited financial results for fiscal 2025, the Compensation Committee certified the level achieved of the performance goals. The following table sets forth the results achieved against the performance goals and the determined payouts for Mr. Peyovich under Part 1:

					Determined Payout under Part 1
Name	Eligible Operating Earnings Above Threshold Contract Revenues Attained	Percentage of Maximum Amount Attained	Cash Flow Ratio	Payout Ratio Percentage	Maximum Payout as a Percentage of Base Salary	Determined Payout as a Percentage of Base Compensation	Determined Payout
Daniel S. Peyovich	$204,619,704	67.9%	1.473	0.43%	146%	99%	$875,772
Part 2 of Annual Incentive Plan
The Compensation Committee initially considers the payout level under Part 1 of the annual incentive plan when determining whether Mr. Peyovich should be awarded a payout under Part 2 of the annual incentive plan. The Compensation Committee, in its discretion, then considers other financial, non-financial performance and individual performance factors to determine the payout level under Part 2 of the annual incentive plan. For fiscal 2025, the maximum payout as a percentage of base salary available under Part 2 of the annual incentive plan was 81% for Mr. Peyovich.
In making its decisions with respect to the amount to be paid to Mr. Peyovich under Part 2 for fiscal 2025, the Compensation Committee considered the payout level under Part 1 of the annual incentive plan and determined that Mr. Peyovich's strong individual performance during fiscal 2025, including successfully navigating the leadership transition that resulted in Mr. Peyovich being appointed CEO, warranted an increase from the payout level determined by Part 1 of the annual incentive plan. Therefore, the Committee approved a payout under Part 2 equal to the maximum payout under Part 2 of the annual incentive plan.
The following table sets forth the amounts determined for Mr. Peyovich under Part 2:

		Determined Payout under Part 2
Name	Percentage of Maximum Amount Attained	Determined Payout as a Percentage of Base Salary	Determined Award Payout
Daniel S. Peyovich	100%	81%	$715,915
Annual Cash Incentive Awards—Former Chief Executive Officer
Prior to his retirement from the Company, Mr. Nielsen's annual cash incentive award was subject to the same compensation design, philosophy and structure described above as Mr. Peyovich's annual cash incentive award, including for Part 1 and Part 2 of the annual incentive plan. The Board believes that this "at risk" award was appropriate to reflect Mr. Nielsen's level of responsibility for the Company's performance for his service during fiscal year 2025 as its former CEO. In accordance with the terms of the annual incentive plan and the terms of Mr. Nielsen's employment agreement as further described under "Employment and Separation Agreements," Mr. Nielsen's Part 1 and Part 2 annual incentive award was paid in April 2025.
The following table sets forth the range of potential award payouts and the total determined payouts for Mr. Nielsen under Parts 1 and 2 of the annual incentive plan for fiscal 2025:

Name	Target Award as Percentage of Base Compensation	Range of Potential Payout			Determined Payout	Determined Award as Percentage of Target	Determined Award as Percentage of Base Compensation
		Threshold	Target	Maximum
Steven E. Nielsen	125%	$—	$1,563,625	$3,552,556	$2,553,190	163%	204%
The determined payout for Mr. Nielsen is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 52 of this Proxy Statement.

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EXECUTIVE COMPENSATION
For fiscal 2025, as it did for Mr. Peyovich, the Compensation Committee did not modify the Company’s cash flow ratio but did adjust the pre-established payout percentages based upon expectations for fiscal 2025. The Compensation Committee determined that these modifications were necessary to ensure that the payout level under Part 1 continued to incent Mr. Nielsen for superior performance.
For fiscal 2025, the range of pre-established payout percentages for Mr. Nielsen was as follows:

Pre-established Payout Percentage of Eligible Operating Earnings Above Threshold Contract Revenues
Cash Flow Ratio (1)	Steven E. Nielsen
less than or equal to 0.25	0.18%
0.50	0.31%
1	0.58%
greater than or equal to 2.00	1.04%
(1)Results between 0.25 and 0.50, 0.50 and 1.00, and 1.00 and 2.00 are interpolated between the nearest two payout percentages based on the actual cash flow ratio achieved.
Part 1 of Mr. Nielsen's annual cash incentive award was subject to the same compensation design, philosophy and structure described above for Part 1 of Mr. Peyovich's annual cash incentive award. For fiscal 2025, Operating Earnings were above the threshold contract revenues and the payout ratio percentage and cash flow ratios were exceeded applicable to Mr. Nielsen.
Following the completion of audited financial results for fiscal 2025, the Compensation Committee certified the level achieved of the performance goals. The following table sets forth the results achieved against the performance goals and the determined payouts for Mr. Nielsen under Part 1:

					Determined Payout under Part 1
Name	Eligible Operating Earnings Above Threshold Contract Revenues Attained	Percentage of Maximum Amount Attained	Cash Flow Ratio	Payout Ratio Percentage	Maximum Payout as a Percentage of Base Salary	Determined Payout as a Percentage of Base Compensation	Determined Payout
Steven E. Nielsen	$205,811,249	72%	1.468	0.80%	182%	131%	$1,636,199
For fiscal 2025, the maximum payout as a percentage of base salary available under Part 2 of the annual incentive plan was 73% for Mr. Nielsen.
In making its decisions with respect to the amount to be paid to Mr. Nielsen under Part 2 for fiscal 2025, the Compensation Committee considered the payout level under Part 1 of the annual incentive plan and determined that no other financial or non-financial performance factors were sufficiently significant to warrant a material deviation from the payout level determined by Part 1 of the annual incentive plan.
The following table sets forth the amounts determined for Mr. Nielsen under Part 2 of the annual incentive plan:

		Determined Payout under Part 2
Name	Percentage of Maximum Amount Attained	Determined Payout as a Percentage of Base Salary	Determined Award Payout
Steven E. Nielsen	72%	73%	$916,991

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EXECUTIVE COMPENSATION
Annual Cash Incentive Awards—Named Executive Officers other than Chief Executive Officer
Each fiscal year, the CEO prepares a recommendation to the Compensation Committee regarding annual cash incentive awards for each of the other Named Executive Officers. References under this subheading to other Named Executive Officers exclude the CEO. The CEO’s recommendations result from a two-step analysis. First, the overall financial performance of the Company is evaluated in order to determine the appropriate level of total annual cash incentive awards for all eligible employees, including the other Named Executive Officers. Second, the CEO evaluates the individual performance of the other Named Executive Officers against ranges of annual award opportunities that were established at the beginning of the fiscal year and correspond to minimum and maximum percentages of base salary earned for the fiscal period. The CEO may recommend that the Compensation Committee consider cash incentive awards that are more or less than the pre-established ranges depending upon Company financial performance, individual performance and contributions during the fiscal year and whether the proposed cash incentive awards are reasonable in light of the market median for cash incentive awards, including the maximum amount of such awards, paid to similarly situated executives within the Company's peer group. The purpose of this process is to ensure that individual awards reflect an appropriate balance between the overall financial performance of the Company and the individual executive’s performance.
The CEO presents his evaluation of the individual performance of the other Named Executive Officers and his recommendations regarding the annual cash incentive compensation for each of those officers to the Compensation Committee during the first quarter of the following fiscal year. Within the overall context of the financial performance of the Company, this evaluation depends on an overall analysis, including subjective elements, of the effectiveness of the individual executive and their ability to meet Company expectations.
After reviewing the recommendations of the CEO, the Company’s financial performance for fiscal 2025 and the individual performances of each of Mr. DeFerrari, Mr. Wetherington and Mr. Urness, the Compensation Committee determined the cash incentive awards set forth below for fiscal 2025.
•Mr. DeFerrari was awarded $1,053,000, or 167% of his fiscal 2025 base salary, compared to $548,100, or 91.4% of his base salary for fiscal year 2024 because the previously established maximum for Mr. DeFerrari’s cash incentive award fell below the market median as compared to the Company’s Peer Group for the same position and function. Due to the Company's strong financial performance during fiscal 2025 and Mr. DeFerrari’s continued leadership of the Company's financial function during this time, the Compensation Committee determined that Mr. DeFerrari earned a cash incentive award at the maximum level, with the maximum award being in line with the Company's compensation philosophy of providing incentives at the market median as compared to the Company’s Peer Group.
•Mr. Wetherington was awarded $350,000, or 157% of his base salary as prorated based upon his commencement of employment with the Company. Mr. Wetherington was appointed as Executive Vice President and Chief Operating Officer of the Company on October 7, 2024 and therefore did not receive any cash incentive award in fiscal 2024. This amount was awarded to reflect his strong leadership and extensive management experience related to operations.
•Mr. Urness was awarded $825,000, or 151% of his fiscal 2025 base salary, compared to $444,600, or 85.5% of his base salary for fiscal year 2024. The Compensation Committee determined to increase the maximum range for Mr. Urness to align with the Company's peer group as the previously established maximum for Mr. Urness' cash incentive award fell below the market median as compared to the Company's Peer Group for the same position and function. Due to the Company's strong financial performance during fiscal 2025 and to acknowledge Mr. Urness performing the role of interim Chief Human Resources Officer during the fiscal year in addition to his role as the Company's Senior Vice President and General Counsel, the Compensation Committee determined that Mr. Urness earned a cash incentive award at the maximum level, with the maximum award being in line with the Company's compensation philosophy of providing incentives at the market median as compared to the Company’s Peer Group.
•Mr. Lawson ceased to be employed with the Company on October 10, 2024, and was therefore not entitled to receive a cash incentive award for fiscal 2025. Mr. Lawson received severance amounts and benefits as contemplated by his employment agreement and as further described in the Section “Potential Payments Upon Termination of Employment or Change of Control” on page 61 of this Proxy Statement.
The annual incentive awards paid to each of the Named Executive Officers is set forth in the “Bonus” column of the Summary Compensation Table on page 52 of this Proxy Statement.

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EXECUTIVE COMPENSATION
Long-Term Equity-Based Compensation
During fiscal 2025, Named Executive Officers were eligible to receive grants of long-term equity-based compensation awards under the Company’s 2012 Long-Term Incentive Plan. Equity-based awards made to the Named Executive Officers have historically consisted of time-vesting RSUs, performance-vesting RSUs and time vesting stock options. Each year, the Compensation Committee determines which mix of equity-based instruments will best achieve the objectives of the executive compensation program.
In making this determination, the Compensation Committee takes into consideration key business priorities, Peer Group trends, potential shareholder dilution, general business and industry conditions, the general economic environment, the Company’s strategic business objectives and each Named Executive Officer’s experience, skills and potential contributions to Company performance. Using these factors, the Compensation Committee sets meaningful objectives for the Company’s annual performance goals. In addition, the Compensation Committee considers the long-term incentive value of the equity-based awards to the Named Executive Officers as balanced against the corresponding compensation expense to the Company. As a result, this allocation of equity-based instruments may vary from year to year because of changes to one or more of the foregoing factors.
The Compensation Committee granted long-term equity awards to the Named Executive Officers in March 2024 and intends to consider making grants of long-term equity awards each March. While the Compensation Committee does not use a fixed percentage or formula, it generally targets the aggregate value of such long-term equity awards to the median of comparable positions in the Peer Group. For Named Executive Officers other than the CEO, individual long-term equity awards are recommended by the CEO for consideration and approval by the Compensation Committee. In limited instances, long-term equity awards may also be granted to recognize outstanding performance during the year or at the initiation of employment for newly hired key executives. During fiscal 2025, equity awards were made to the Named Executive Officers outside of the Company’s regular equity grant cycle in March 2024. The Compensation Committee awarded time-vesting RSUs to (i) Mr. Wetherington in October 2024, in connection with his appointment as the Company's Executive Vice President and Chief Operating Officer, (ii) Mr. Peyovich in November 2024, in connection with his appointment and promotion to CEO and (iii) each of Mr. Urness and Mr. DeFerrari in December 2024 in connection with the roles and responsibilities that they assumed through the process of succession planning and the transition of the CEO role during the fiscal year.
For fiscal 2025, the Compensation Committee determined that a 40%, 40% and 20% allocation among performance-vesting RSUs, time-vesting stock options and time-vesting RSUs (based on the grant date values provided to the Compensation Committee by the Compensation Consultant) would be appropriate for long-term equity awards to be granted to the roles of CEO and the Chief Operating Officer when those awards were made in March 2024. The Compensation Committee determined this allocation was appropriate for the CEO and Chief Operating Officer to properly incentivize their performance for fiscal 2025 and to reward their contributions to Company performance. In March 2024, the Compensation Committee also determined that a 47.5% allocation of time-vesting RSUs and 52.5% allocation of performance-vesting RSUs would be appropriate for the other Named Executive Officers, including Messrs. DeFerrari and Urness. The Compensation Committee determined this allocation was appropriate for retaining these executive officers and rewarding their contributions to Company performance.
The Company’s long-standing practice has been to grant equity awards to employees on a predetermined schedule. At a meeting of the Compensation Committee held in late March each year, the Compensation Committee reviews and approves the value and amount of the equity compensation to be awarded (inclusive of time-vesting RSUs, performance-vesting RSUs, and stock options) to executive officers. In addition to the annual grants, stock awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. In such circumstances, the CEO or the Compensation Committee may make such “off-cycle” grants, depending upon the role and position of the recipient of the equity grant.
The Compensation Committee’s usual practice in determining the number of performance-vesting RSUs and time-vesting RSUs to be awarded to the Named Executive Officers, is to use the closing price of the Company’s common stock on the NYSE for the 45-day trading period ending on the second trading day prior to the applicable date of grant; provided that the 45-day average may not be more than 5% above or below the actual stock price at the end of such 45-day period. For stock options granted to any Named Executive Officers, the exercise price of the granted options is based upon the closing price of the Company's stock on the NYSE the trading day immediately preceding the grant date. The March meeting of the Compensation Committee occurs approximately one month following the Company’s release of the financial results for the prior fiscal year through the filing of the Company’s Annual Report on Form 10-K and the filing of a Current Report on Form 8-K and accompanying earnings release and earnings call.

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EXECUTIVE COMPENSATION
The Compensation Committee and the Board do not take material nonpublic information into account when determining the timing and terms of any equity awards, and the disclosure of any material nonpublic information is not timed on the basis of equity award grant dates. Instead, the timing of equity award grants is in accordance with our yearly compensation cycle, with such awards granted shortly after the start of the new fiscal year to incentivize our executive officers to deliver on the Company’s strategic objectives for that fiscal year. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation.
Performance-Vesting Restricted Stock Units
Performance-vesting RSUs focus on long-term operational performance, which creates shareholder value, while stock options and time-vesting RSUs emphasize the Company’s commitment to shareholder return. These grants are designed to align the interests of our executives with those of shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Company’s stock. Furthermore, these long-term equity awards contain vesting provisions that require continuous service over multiple years and thereby promote executive retention. Except in limited circumstance and with respect to certain terminations following a change of control of the Company, continued employment at the time of vesting generally is required with respect to long-term equity awards.
On March 26, 2024, the Compensation Committee granted performance-vesting RSUs to each of the Named Executive Officers (other than Mr. Wetherington, whose employment commenced on October 7, 2024) in line with the Company’s pay-for-performance goals. These performance-vesting RSUs vest in three annual installments on each of March 30, 2025, March 30, 2026 and March 30, 2027, subject to the Company achieving annual pre-tax income and operating cash flow goals (the “Annual Goals”) pre-established by the Compensation Committee for the applicable four-quarter period (a “Performance Year”) ending on the last day of fiscal 2024, 2025 and 2026, respectively, consistent with the performance measurement period for outstanding performance-vesting RSUs granted previously. We believe the use of annual operating performance goals demonstrates our commitment to pay-for-performance objectives as it keeps our executives focused on delivering results year-over-year that are aligned with enhancing shareholder value. As discussed below, in addition to the performance units earned when Annual Goals are met, each year the Named Executive Officers have the opportunity to earn supplemental RSUs if the Company achieves cumulative qualifying earnings and operating cash flow ratio goals based on the previous three applicable four-quarter periods (the “Three-Year Goals”). Upon the satisfaction of the relevant vesting requirements discussed below, each performance-vesting RSU is settled for one share of Company common stock.
The awards of performance-vesting RSUs granted to the Named Executive Officers for fiscal 2025 totaled $4,211,415 based on the grant date fair value as of March 26, 2024. The Named Executive Officers received the following percentages of their respective base salaries in the form of performance-vesting RSUs: Mr. Peyovich, 110%; Mr. DeFerrari, 128%; Mr. Urness, 95%; and Mr. Nielsen, 128%.
For the annual performance unit awards granted in fiscal 2025 to vest, the Company’s operating earnings with respect to the performance awards (before asset impairments, performance unit compensation, amounts recorded for changes to the Company’s capital structure (debt or equity), including premium or other amounts associated with the extinguishment, modification or termination of debt and debt-related agreements, and amounts associated with the issuance of new debt or equity instruments, and the impact of certain accounting charges and amounts for amortization of debt discount) (the “Performance Awards Operating Earnings”) for the relevant Performance Year must exceed certain pre-established targets, which are set forth as a percentage of contract revenue. If Performance Awards Operating Earnings exceed the pre-established threshold target, the potential annual payout is determined based upon the ratio of operating cash flow to qualifying net income that is achieved for the relevant Performance Year. The components of the Annual Goals and the potential vesting percentage and annual payout of performance-vesting RSUs are set forth in the following table:

Performance Year Qualifying Performance Awards Operating Earnings	Potential Vesting Percentage(1)	Performance Year Ratio of Operating Cash Flow to Qualifying Net Income(2)	Award Payout Percentage
2.5% or less of Contract revenue	None	Less than 0.25	75%
5.0% or more of Contract revenue	100%	1.0 or greater	100%
(1)For qualifying Performance Awards Operating Earnings between 2.5% and 5.0% of contract revenue, the percentage of the potential award vesting is interpolated between 0% and 100%.
(2)For cash flow ratios between 0.25 and 1.0, the percentage of the potential award vesting is interpolated between 75% and 100%.

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EXECUTIVE COMPENSATION
Due to the vesting requirements and the general uncertainty regarding the economy, including the industry in which the Company operates, the likelihood that the pre-established targets described above will be achieved may vary greatly from year to year. The use of a threshold amount ensures that performance exceeded a pre-established base level before any award is earned. The reliance on earnings and cash flow measures in determining the level of vesting reflects the importance to the Company of both operating margins and cash flows. Similar to the annual incentive plan, no award is earned absent acceptable margins and the level of award is reduced if the pre-established cash flow ratio is not met. The Compensation Committee believes that performance targets are set at a level consistent with superior performance.
If the Three-Year Goals are achieved, the Named Executive Officers will each vest in additional restricted stock units of up to 100% of the number of performance units vesting in that year upon the satisfaction of the relevant Annual Goals. Vesting of these supplemental units occurs only if cumulative Performance Awards Operating Earnings for the previous three-year periods exceed certain pre-established targets, which are set forth as a percentage of contract revenue for the previous three applicable three-year periods. No supplemental units will vest if the cash flow ratio does not equal or exceed 0.50, in each case over the same cumulative three-year periods.
The components of the Three-Year Goals for fiscal 2025 and the potential payout of performance units are set forth in the following table:

Cumulative Qualifying Earnings for the Applicable Three-Year Period	Potential Vesting Percentage(1)	Cumulative Ratio of Operating Cash Flow to Qualifying Net Income for the Applicable Three-Year Period(2)	Supplemental Payout Percentage
5.0% or less of Contract revenue	None	Less than 0.50	0%
10% of Contract revenue or greater	100%	1.0 or greater	100%
(1)For qualifying earnings between 5.0% and 10% contract revenue, the percentage of the potential award vesting is interpolated between 0% and 100%.
(2)For cash flow ratios between 0.50 and 1.0, the percentage of the potential award vesting is interpolated between 0% and 100%.
Supplemental units are only earned when the Annual Goals are met. Consequently, strong prior performance does not ensure vesting if unaccompanied by current performance. The three-year performance required to earn supplemental units is more difficult to achieve than that required to earn an annual target award and is based on the Company’s three-year cumulative Performance Awards Operating Earnings (adjusted as described above) as a percentage of contract revenue and three-year cumulative operating cash flow performance attained. The performance measures selected, operating margin and cash flow, require both income statement and balance sheet performance on a three-year cumulative basis. These performance measures provide that good margins without acceptable cash flows result in reduced vesting of the annual awards or the elimination of vesting of any supplemental awards, while acceptable cash flows absent acceptable margins result in no vesting.
Information regarding the fair market value and target number of performance-vesting RSUs granted to the Named Executive Officers for fiscal 2025 is set forth in the Grant of Plan-Based Awards Table on page 53 of this Proxy Statement.

46

EXECUTIVE COMPENSATION
Determination of Annual Awards
The Named Executive Officers (other than Mr. Wetherington, whose employment commenced on October 7, 2024) were each granted awards of performance-vesting RSUs for fiscal 2023, fiscal 2024 and fiscal 2025.
Based on the Company’s performance for fiscal year 2025, the Named Executive Officers will vest in the following percentages of their respective target annual awards with respect to their fiscal 2025, 2024, and 2023 grants of performance-vesting restricted stock as applicable:

Name	Year of Award	Percentage of Contract Revenue Attained	Ratio of Operating Cash Flow to Qualifying Net Income Attained	Percentage of Target Annual Performance Units Attained	Number of Annual Performance Units Vested
Daniel S. Peyovich	Fiscal 2025	6.97%	1.46x	100.00%	2,189
	Fiscal 2024	6.97%	1.46x	100.00%	2,902
	Fiscal 2023	6.97%	1.46x	100.00%	2,159
H. Andrew DeFerrari	Fiscal 2025	6.97%	1.46x	100.00%	1,905
	Fiscal 2024	6.97%	1.46x	100.00%	2,572
	Fiscal 2023	6.97%	1.46x	100.00%	2,290
Ryan F. Urness	Fiscal 2025	6.97%	1.46x	100.00%	1,227
	Fiscal 2024	6.97%	1.46x	100.00%	1,667
	Fiscal 2023	6.97%	1.46x	100.00%	1,417
Steven E. Nielsen	Fiscal 2025	6.97%	1.46x	100.00%	3,788
	Fiscal 2024	6.97%	1.46x	100.00%	5,079
	Fiscal 2023	6.97%	1.46x	100.00%	4,544

2025 Proxy Statement	47

EXECUTIVE COMPENSATION
Determination of Three-Year Awards
Based on the Company’s performance for each of fiscal 2025, 2024 and 2023, the Named Executive Officers (other than Mr. Wetherington, whose employment commenced on October 7, 2024) will vest in the following percentages of their respective three-year awards with respect to their fiscal 2025, 2024 and 2023 grants of performance-vesting restricted stock, as applicable:

Name	Year of Award	Percentage of Cumulative Qualifying Earnings Attained	Cumulative Ratio of Operating Cash Flow to Qualifying Net Income Attained	Percentage of Target Supplemental Units Attained	Number of Supplemental Units Vested
Daniel S. Peyovich	Fiscal 2025	6.47%	1.27x	29.42%	644
	Fiscal 2024	6.47%	1.27x	29.42%	854
	Fiscal 2023	6.47%	1.27x	29.42%	635
H. Andrew DeFerrari	Fiscal 2025	6.47%	1.27x	29.42%	560
	Fiscal 2024	6.47%	1.27x	29.42%	756
	Fiscal 2023	6.47%	1.27x	29.42%	674
Ryan F. Urness	Fiscal 2025	6.47%	1.27x	29.42%	361
	Fiscal 2024	6.47%	1.27x	29.42%	490
	Fiscal 2023	6.47%	1.27x	29.42%	417
Steven E. Nielsen	Fiscal 2025	6.47%	1.27x	29.42%	1,114
	Fiscal 2024	6.47%	1.27x	29.42%	1,494
	Fiscal 2023	6.47%	1.27x	29.42%	1,337
Stock Options
Stock options align employees’ incentives with those of the Company’s shareholders because stock options have value only if the Company’s stock price increases from the date of grant. Stock options also inherently reward performance, as it is the Company’s performance over an extended period that causes the value of its common stock, and the value of the stock options, to increase.
In March 2024, the Compensation Committee granted time-vesting stock options having an aggregate grant date value of approximately $2,529,398 based on the Black-Scholes model valuation to the CEO and the former CEO at an exercise price equal to the closing price of the underlying Company common stock on the date of grant. The value of the individual stock option grant received by Mr. Peyovich and Mr. Nielsen was approximately 110% and 128% of their base salaries for fiscal 2025, respectively. No stock options were granted to Mr. DeFerrari, Mr. Wetherington, Mr. Urness or Mr. Lawson for fiscal 2025.
Information regarding stock options awarded during fiscal 2025 is shown in the Grant of Plan-Based Awards Table on page 53 of this Proxy Statement.
Time-Vesting RSUs
A time-vesting RSU is designed to enhance retention of the Named Executive Officers by rewarding continued employment, as terminating employment generally results in the forfeiture of the unvested awards. This retention effect is further enhanced if the price of the Company’s common stock increases.
Because the value of time-vesting RSUs increases as the market value of the Company’s common stock increases, time-vesting RSUs also incent award recipients to drive performance that leads to improvement in the market value of the Company’s common stock. The shares of common stock received by the Named Executive Officers (other than the CEO) upon vesting of the time-vesting RSUs are subject to shareholding requirements. See “Stock Ownership Guidelines for the Chief Executive Officer” and “Shareholding Requirements” beginning on page 50 of this Proxy Statement.

48

EXECUTIVE COMPENSATION
In March 2024, the Compensation Committee granted time vesting restricted stock units having an aggregate grant date value of approximately $2,784,911 to the Named Executive Officers. The value of these individual grants was approximately 55% of Mr. Peyovich's base salary, 116% of Mr. DeFerrari’s base salary, 86% of Mr. Urness' base salary, 64% of Mr. Nielsen’s base salary, and 75% of Mr. Lawson’s salary for fiscal 2025. In addition to the annual grants made in March 2024, the Compensation Committee also made equity awards to certain Named Executive Officers. The Compensation Committee awarded restricted stock units to (i) Mr. Wetherington in October 2024, in connection with his appointment as the Company's Executive Vice President and Chief Operating Officer, (ii) Mr. Peyovich in November 2024, in connection with his appointment and promotion to CEO and (iii) each of Mr. Urness and Mr. DeFerrari in December 2024 in connection with the roles and responsibilities that they assumed through the process of succession planning and the transition of the CEO role during the fiscal year.
Information regarding the fair value and the number of time-vesting RSUs that the Named Executive Officers were granted during fiscal 2025 is shown in the Grant of Plan-Based Awards Table on page 53 of this Proxy Statement.
Other Benefits
The Company provides a range of retirement and health and welfare benefits that are designed to assist in attracting and retaining employees and to reflect general industry competitive practices. The Named Executive Officers are eligible for the following benefits:
401(k) Plan
The Company maintains a tax qualified defined contribution retirement plan (the “401(k) Plan”) that covers substantially all salaried and hourly employees. Each of the Named Executive Officers participates in the 401(k) Plan. Participants may contribute up to 75% of their compensation on a before-tax basis into their 401(k) Plan accounts, subject to statutory limits. In addition, the Company matches an amount equal to 50% for each dollar contributed by participants on the first 6% of their eligible earnings. For calendar year 2025, the prescribed annual limit is $23,500. The Compensation Committee believes that providing a vehicle for tax-deferred retirement savings through our 401(k) Plan, and making matching contributions adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our executive officers, in accordance with the Company’s compensation policies.
Health and Welfare Plans
Benefits for active employees such as medical, dental, vision, life insurance and disability coverage are available to substantially all salaried and hourly employees through the Company’s flexible benefits plan. Employees contribute to the cost of the benefits plan by paying a portion of the premium costs.
Named Executive Officers participate in the medical, dental and vision plans on terms identical with those afforded all other employees. In addition, the Company provides certain key employees, including the Named Executive Officers, with additional life insurance and disability coverage at no cost to the individual. The amount paid on behalf of the Named Executive Officers is set forth in the “All Other Compensation” column of the Summary Compensation Table on page 52 of this Proxy Statement.
Perquisites and Executive Benefits
The Company provides executive officers, including the Named Executive Officers, with limited perquisites and executive benefits, namely, premiums paid by the Company for group term life insurance and long-term disability insurance. As described above, the Company also provides matching contributions to the 401(k) Plan on the same basis as those matching contributions made for all other employees of the Company. The Compensation Committee periodically reviews the perquisites provided to the Company’s executive officers under the executive compensation program.

2025 Proxy Statement	49

EXECUTIVE COMPENSATION
Severance and Change of Control Benefits
Messrs. Peyovich , DeFerrari, Wetherington, and Urness are provided with severance benefits under individual arrangements negotiated with the Company. The Company provides for the payment of severance benefits to these executives upon certain types of employment terminations both on or prior to and following a change of control. The terms and payment amounts reflect the Compensation Committee’s determination of competitive practices at those companies that the Company competes with for executive talent at the time the arrangements were entered into and were based, in part, on market information provided by its independent compensation consultant. The terms of the individual arrangements are described below under “Employment and Separation Agreements” beginning on page 64 of this Proxy Statement, and a calculation of the estimated severance benefits that would be payable to each executive under their respective arrangements upon the occurrence of certain events, is set forth under the Potential Payments Upon Termination of Employment or Change of Control table beginning on page 61 of this Proxy Statement.
Stock Ownership Guidelines for the Chief Executive Officer
The Board has established stock ownership guidelines for the CEO and the non-employee directors to further align their economic interests with those of the Company’s shareholders. The stock ownership guidelines for the non-employee directors are further described under “Board of Directors and Corporate Governance Information—Board Practices, Policies and Processes—Shareholding Requirements and Stock Ownership Guidelines for Non-Employee Directors” on page 21 of this Proxy Statement. Under these guidelines, stock ownership includes shares (including time-vesting RSUs) owned directly or held in trust by an individual. The guidelines do not include shares that an individual has the right to acquire through stock options, performance-vesting restricted stock or performance-vesting RSUs. The guidelines require share ownership expressed as a number of shares of Company common stock that approximates a value of five times the CEO’s annual base salary as of the Effective Date. The CEO generally is expected to comply with the stock ownership guidelines within five years of becoming subject to the guidelines.
After the Effective Date, the number of shares expected to be owned by an individual initially appointed to the position of CEO shall be determined based on the value of a share of common stock of the Company on the date of his or her appointment and his or her annual base salary as of that date.
The CEO is required to retain 50% of the net after-tax time-vesting restricted stock or time-vesting RSUs he or she acquires under the Company’s equity plans until the applicable threshold is achieved. Once achieved, ownership of the guideline amounts must be maintained for as long as the CEO is subject to these guidelines.
The Board periodically reviews the stock ownership guidelines and updates them as required. As of January 25, 2025, Mr. Peyovich held a total of approximately 42,798 shares of the Company’s common stock under the guidelines and exceeded the stock ownership threshold requirement of 31,050 shares.
Prohibition on Hedging, Pledging and Short Sales
As further described under “Prohibition of Hedging or Pledging of Company Stock by Non-Employee Directors and Executive Officers” on page 22 of this Proxy Statement, no member of the Company’s Board, officers or other employee of the Company, or consultant or contractor to the Company, may directly or indirectly participate in transactions involving trading activities that by their nature are aggressive or speculative, or may give rise to an appearance of impropriety. We prohibit such persons from engaging in short sales, pledges or derivative security transactions.
Shareholding Requirements
During fiscal year 2025, the Named Executive Officers (other than the CEO) and other key employees who receive awards of time-vesting restricted stock and time-vesting RSUs are generally subject to shareholding requirements, which require them to retain a number of shares that vest from certain equity awards on account with the Company’s stock transfer agent in an amount that is equal in value to the recipient’s base salary then in effect. Once that threshold is reached, the recipient is free to sell shares in excess of that threshold with respect to those equity awards, but must continue to hold those shares required to satisfy the applicable threshold during the term of their employment with the Company.
As of January 25, 2025, all of the Named Executive Officers had either exceeded their respective goals or were making satisfactory progress towards achieving their shareholding requirements.

50

EXECUTIVE COMPENSATION
The table below presents the number of shares held individually by each of the Named Executive Officers (other than the CEO) pursuant to this shareholding requirement, as well as the total number of shares held individually by the Named Executive Officers (other than the Chief Executive Officer), in each case, as of January 25, 2025:

Name	Number of Shares Held Pursuant to Shareholding Requirement as of January 25, 2025	Total Number of Shares Held as of January 25, 2025
H. Andrew DeFerrari	13,510	139,393
Kevin M. Wetherington(1)	—	—
Ryan F. Urness	3,804	19,864
(1)Mr. Wetherington commenced his employment with the Company on October 7, 2024. As such, he has no vested restricted stock as of     January 25, 2025.
Compensation Committee Interlocks and Insider Participation
Jennifer M. Fritzsche, Luis Avila-Marco, Eitan Gertel and Carmen M. Sabater are members of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of the Company. In addition, there are no compensation committee interlocks between the Company and other entities involving the Company’s executive officers and the members of the Board who serve as executive officers of those other entities.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the preceding CD&A as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for fiscal 2025.
The foregoing report has been furnished on behalf of the Board by the undersigned members of the Compensation Committee.
Compensation Committee
Jennifer M. Fritzsche, Chair
Luis Avila-Marco
Eitan Gertel
Carmen M. Sabater

2025 Proxy Statement	51

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table sets forth the compensation for each of our Named Executive Officers during fiscal 2025:

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)(3)(4)	Option Awards(2)	Non-Equity Incentive Plan Compensation (1)	All Other Compensation(5)	Total(6)
Daniel S. Peyovich President and Chief Executive Officer	2025	$883,846	$—	$3,318,890	$926,410	$1,591,687	$52,683	$6,773,516
	2024	$800,000	$—	$1,240,664	$844,294	$1,264,231	$13,594	$4,162,783
	2023	$725,000	$—	$946,823	$650,466	$1,232,500	$4,970	$3,559,759
H. Andrew DeFerrari Senior Vice President, Chief Financial Officer, and Treasurer	2025	$630,000	$1,053,000	$2,145,766	$—	$—	$11,962	$3,840,728
	2024	$600,000	$548,100	$1,395,688	$—	$—	$11,334	$2,555,122
	2023	$580,000	$548,100	$1,275,559	$—	$—	$6,498	$2,410,157
Kevin M. Wetherington Executive Vice President and Chief Operating Officer	2025	$725,000	$350000	$1,038,196	$—	$—	$319	$2,113,515
	2024	$—	$—	$—	$—	$—	$—	$—
	2023	$—	$—	$—	$—	$—	$—	$—
Ryan F. Urness Senior Vice President, General Counsel and Secretary	2025	$546,000	$825,000	$1,517,146	$—	$—	$12,358	$2,900,504
	2024	$520,000	$444,600	$904,685	$—	$—	$11,753	$1,881,038
	2023	$500,000	$427,500	$788,987	$—	$—	$4,376	$1,720,863
Steven E. Nielsen(7) Former Chief Executive Officer	2025	$1,250,900	$—	$2,408,541	$1,602,988	$2,553,190	$680,424	$8,496,043
	2024	$1,191,300	$—	$2,171,092	$1,477,438	$2,356,027	$11,420	$7,207,277
	2023	$1,140,000	$—	$1,993,378	$1,369,392	$2,622,000	$6,668	$7,131,438
Jason T. Lawson(8) Former Vice President and Chief Human Resources Officer	2025	$422,650	$—	$667,406	$—	$—	$1,135,187	$2,225,243
	2024	$395,000	$276,500	$511,711	$—	$—	$110,089	$1,293,300
	2023	$115,385	$169,231	$345,497	$—	$—	$111	$630,224
(1)For fiscal 2024, shows incentive compensation awards under the annual incentive plan and bonuses, in each case as determined by the Compensation Committee. Mr. Lawson commenced his employment with the Company on October 10, 2022. During fiscal 2023, Mr. Lawson was entitled to a one-time "make whole" cash payment of $100,000 paid in October 2022. This "make whole" payment was intended to replace a portion of Mr. Lawson's then existing cash and equity awards from his former employer, which were forfeited.
(2)Amounts in these columns represent the aggregate grant date fair value of stock and option awards granted during the relevant fiscal years computed in accordance with “FASB ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). For performance-based awards included in the “Stock Awards” column, the grant date fair value assumes that the Company achieves target performance measures for the applicable performance periods rather than the maximum potential value. Please refer to “Executive Compensation—Compensation Discussion and Analysis—Long-Term Equity-Based Compensation” beginning on page 44 of this Proxy Statement for a description of the performance-vesting RSUs, stock options and time-vesting RSUs (see footnote 3 below for the maximum potential value of the performance-vesting RSUs). For information on the valuation assumptions used in these computations, see Note 19 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2025. The terms applicable to the stock awards and the option awards granted for fiscal 2025 are set forth below in the Grant of Plan-Based Awards Table.
(3)The maximum potential grant date fair value for the fiscal 2025 performance-vesting RSUs in the “Stock Awards” column for Mr. Nielsen was $3,211,294. The number of performance-vesting RSUs that will vest could be zero, depending on performance over the relevant period. The value realized of any units that vest will depend on the stock price at the time of vesting.
(4)The grant date fair value for the fiscal 2025 time-vesting RSUs included in the “Stock Awards” column was as follows: Mr. Peyovich - $2,390,963;  Mr. DeFerrari - $1,338,351; Mr. Wetherington - $1,038,196; Mr. Urness - $997,094; Mr. Nielsen - $802,894; and Mr. Lawson - $317,032. The value realized will depend on the stock price at the time of vesting.
(5)All Other Compensation for fiscal 2025 consists of: (i) Company contributions to the Dycom Industries, Inc. Retirement Savings Plan (Mr. Peyovich - $11,287; Mr. DeFerrari - $10,422; Mr. Urness - $10,972; Mr. Nielsen - $8,632; and Mr. Lawson - $8,962); (ii) premiums paid by the Company for group term life and long-term disability insurance (Mr. Peyovich - $1,396; Mr. DeFerrari - $1,386; Mr. Wetherington - $319; Mr. Urness - $1,386; Mr. Nielsen - $1,220; and Mr. Lawson - $1,049); (iii) Termination-related payments (Mr. Nielsen - $625,450 representing base salary through the full term of his original employment agreement and in connection with his commitment to non-competition and non-solicitation provisions in his employment agreement; Mr. Lawson - severance of $989,728 paid in weekly installments over 18 months); (iv) legal fees reimbursed (Mr. Peyovich - $40,000 and Mr. Nielsen - $12,146); (v) moving expenses (Mr. Lawson - $135,377); and (vi) retirement gift (Mr. Nielsen - $32,976).
(6)Represents total of all columns in table.
(7)Mr. Nielsen retired from the Company on November 30, 2024.
(8)Mr. Lawson ceased to be employed on October 10, 2024.

52

EXECUTIVE COMPENSATION
GRANT OF PLAN-BASED AWARDS TABLE
The following table sets forth certain information with respect to grants of RSUs and stock options under the 2012 Long-Term Incentive Plan and the potential range of awards that were approved under the annual incentive plan for each of the Named Executive Officers for fiscal 2025.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Daniel S. Peyovich	03/26/2024	$—	$883,846	$2,006,331	—	—	—	—	—	$—	$—
	03/26/2024	$—	$—	$—	—	6,568	13,136	—	—	$—	$927,927
	03/26/2024	$—	$—	$—	—	—	—	3,284	—	$—	$463,964
	03/26/2024	$—	$—	$—	—	—	—	—	10,138	$141.28	$926,410
	11/30/2025	$—	$—	$—	—	—	—	10,637	—	$—	$1,926,999
H. Andrew DeFerrari	03/26/2024	$—	$—	$—	—	5,715	11,430	—	—	$—	$807,415
	03/26/2024	$—	$—	$—	—	—	—	5,171	—	$—	$730,559
	12/02/2024	$—	$—	$—	—	—	—	3,355	—	$—	$607,792
Kevin M. Wetherington	10/07/2024	$—	$—	$—	—	—	—	—	—	$—	$—
	10/07/2024	$—	$—	$—	—	—	—	5,439	—	$—	$1,038,196
Ryan F. Urness	03/26/2024	$—	$—	$—	—	3,681	7,362	—	—	$—	$520,052
	03/26/2024	$—	$—	$—	—	—	—	3,330	—	$—	$470,462
	12/02/2024	$—	$—	$—	—	—	—	2,907	—	$—	$526,632
Steven E. Nielsen	03/26/2024	$—	$1,563,625	$3,552,556	—	—	—	—	—	$—	$—
	03/26/2024	$—	$—	$—	—	11,365	22,730	—	—	$—	$1,605,647
	03/26/2024	$—	$—	$—	—	—	—	5,683	—	$—	$802,894
	03/26/2024	$—	$—	$—	—	—	—	—	17,542	$141.28	$1,602,988
Jason T. Lawson	03/26/2024	$—	$—	$—	—	2,480	4,960	—	—	$—	$350,374
	03/26/2024	$—	$—	$—	—	—	—	2,244	—	$—	$317,032
(1)For fiscal 2025, shows incentive compensation awards under the annual incentive plan and bonuses, in each case as preliminarily determined by the Compensation Committee subject to discretionary adjustment.
(2)Represents performance-vesting restricted stock units (“PRSUs”) awarded in fiscal 2025 under the Company’s 2012 Long-Term Incentive Plan. The PRSUs vest in three substantially equal annual installments commencing on or about the anniversary of the date of grant, subject to meeting certain one-year performance measures. The Named Executive Officers also have an opportunity to vest in supplemental units if the Company satisfies certain three-year performance measures. The relevant one- and three-year performance periods will end on the last day of each of fiscal 2025, fiscal 2026 and fiscal 2027.
(3)Represents time-vesting restricted stock units (“TRSUs”) granted under the Company’s 2012 Long-Term Incentive Plan. The TRSUs generally vest in four equal annual installments commencing on the anniversary date of the grant.
(4)Represents stock options granted under the Company’s 2012 Long-Term Incentive Plan. The stock options vest in four equal annual installments commencing on the anniversary of the date of the grant.
(5)The amounts in this column do not represent amounts that Named Executive Officers received or are entitled to receive. As required by SEC rules, this column represents the grant date fair value of PRSUs at target amounts, TRSUs, and stock options granted to the Named Executive Officers during fiscal 2025. The grant date fair value is the amount that the Company will recognize in its financial statements over the award’s vesting schedule, subject to any forfeitures. For PRSUs, the Company will recognize expense only to the extent performance measures are achieved. The grant date fair value was determined under FASB ASC 718. See Note 19 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal 2025 regarding assumptions underlying valuation of equity awards.

2025 Proxy Statement	53

EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS TABLE
The following table sets forth certain information with respect to all outstanding equity awards held by each of the Named Executive Officers as of January 25, 2025.

		Option Awards (1)				Stock Awards (2)
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units that Have Not Vested		Market Value of Shares or Units that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested		Equity Incentive Plan Awards: Market Value or Payout of Unearned Shares, Units, or Other Rights that Have Not Vested
Daniel S. Peyovich	03/29/2021	5,026	1,676	$85.02	03/29/2031
	03/29/2021					502	(3)	$96,806
	06/01/2021					835	(4)	$161,021
	03/28/2022	5,316	5,316	$97.49	03/28/2032
	03/28/2022					1,619	(5)	$312,208
	03/28/2022								2,159	(6)	$416,342
	03/28/2023	3,468	10,407	$97.49	03/28/2033
	03/28/2023					3,266	(7)	$629,815
	03/28/2023								5,805	(8)	$1,119,436
	03/26/2024		10,138	$141.28	03/26/2034
	03/26/2024					3,284	(9)	$633,287
	03/26/2024								6,568	(10)	$1,266,573
	11/30/2024					10,637	(12)	$2,051,239
H. Andrew DeFerrari	03/29/2021					829	(3)	$159,864
	03/28/2022					3,108	(5)	$599,347
	03/28/2022								2,290	(6)	$441,604
	03/28/2023					5,235	(7)	$1,009,517
	03/28/2023								5,143	(8)	$991,776
	03/26/2024					5,171	(9)	$997,176
	03/26/2024								5,715	(10)	$1,102,081
	12/02/2024					3,355	(13)	$646,978
Kevin M. Wetherington	10/07/2024					5,439	(11)	$1,048,857
Ryan F. Urness	03/29/2021					479	(3)	$92,370
	03/28/2022					1,923	(5)	$370,831
	03/28/2022								1,417	(6)	$273,254
	03/28/2023					3,394	(7)	$654,499
	03/28/2023								3,334	(8)	$642,929
	03/26/2024					3,330	(9)	$642,157
	03/26/2024								3,681	(10)	$709,844
	12/02/2024					2,907	(13)	$560,586

54

EXECUTIVE COMPENSATION

		Option Awards (1)				Stock Awards (2)
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units that Have Not Vested		Market Value of Shares or Units that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested		Equity Incentive Plan Awards: Market Value or Payout of Unearned Shares, Units, or Other Rights that Have Not Vested
Steven E. Nielsen	03/29/2021		5,759	$85.02	03/29/2031
	03/29/2021					1,726	(3)	$332,842
	03/28/2022	11,191	11,192	$97.49	03/29/2032
	03/28/2022					3,408	(5)	$657,199
	03/28/2022								4,544	(6)	$876,265
	03/28/2023	6,070	18,210	$94.99	03/28/2033
	03/28/2023					5,715	(7)	$1,102,081
	03/28/2023								10,158	(8)	$1,958,869
	03/26/2024		17,542	$141.28	03/26/2034
	03/26/2024					5,683	(9)	$1,095,910
	03/26/2024								11,365	(10)	$2,191,627
(1)Options vest ratably in four annual installments commencing on the first anniversary of the date of grant. All exercisable options are fully vested.
(2)The dollar value in the “Stock Awards” columns was determined using a share price of $192.84, the closing price of a share of the Company’s common stock on the NYSE at January 25, 2025.
(3)On March 29, 2021, Messrs. Peyovich, DeFerrari, Urness, and Nielsen were granted 2,008, 3,313, 1,915, and 6,903, TRSUs, respectively, which vest ratably in four annual installments commencing on March 30, 2022.
(4)On June 1, 2021, Mr. Peyovich was granted 3,337 TRSUs, which vest ratably in four annual installments commencing on June 1, 2022.
(5)On March 28, 2022, Messrs. Peyovich, DeFerrari, Urness, and Nielsen were granted 3,237, 6,215, 3,844, and 6,816 TRSUs, respectively, which vest ratably in four annual installments commencing on March 30, 2023.
(6)On March 28, 2022, Messrs. Peyovich, DeFerrari, Urness, and Nielsen were granted 6,475, 6,869, 4,249, and 13,631 PRSUs, respectively. The PRSUs vest in three equal annual installments commencing on March 30, 2023, subject to meeting certain performance targets. In accordance with Item 402(d)(2) of Regulation S-K, the amount set forth in the preceding table is based on achieving target performance goals, which is 100% of the target awards subject to the performance periods ending on the last day of fiscal 2023, 2024 and 2025.
(7)On March 28, 2023, Messrs. Peyovich, DeFerrari, Urness, and Nielsen were granted 4,354, 6,979, 4,524, and 7,619 TRSUs, respectively, which vest ratably in four annual installments commencing on March 30, 2024.
(8)On March 28, 2023, Messrs. Peyovich, DeFerrari, Urness, and Nielsen were granted 8,707, 7,714, 5,000, and 15,237 PRSUs, respectively. The PRSUs vest in three equal annual installments commencing on March 30, 2024, subject to meeting certain performance targets. In accordance with Item 402(d)(2) of Regulation S-K, the amount set forth in the preceding table is based on achieving target performance goals, which is 100% of the target awards subject to the performance periods ending on the last day of fiscal 2024, 2025 and 2026.
(9)On March 26, 2024, Messrs. Peyovich, DeFerrari, Urness, and Nielsen were granted 3,284, 5,171, 3,330, and 5,683 TRSUs, respectively, which vest ratably in four annual installments commencing on March 30, 2025.
(10)On March 26, 2024, Messrs. Peyovich, DeFerrari, Urness, and Nielsen were granted 6,568, 5,715, 3,681, and 11,365 PRSUs, respectively. The PRSUs vest in three equal annual installments commencing on March 30, 2025, subject to meeting certain performance targets. In accordance with Item 402(d)(2) of Regulation S-K, the amount set forth in the preceding table is based on achieving target performance goals, which is 100% of the target awards subject to the performance periods ending on the last day of fiscal 2025, 2026 and 2027.
(11)On October 7, 2024, Mr. Wetherington was granted 5,439 TRSUs, which vest ratably in four annual installments commencing on October 7, 2025.
(12)On November 30, 2024, Mr. Peyovich was granted 10,637 TRSUs, which vest ratably in four annual installments commencing on November 30, 2025.
(13)On December 2, 2024, Messrs. DeFerrari and Urness were granted 3,355 and 2,907 TRSUs, which vest ratably in four annual installments commencing on December 2, 2025.

2025 Proxy Statement	55

EXECUTIVE COMPENSATION
OPTION EXERCISES AND STOCK VESTED TABLE
The following table sets forth certain information with respect to stock options and RSUs awarded to the Named Executive Officers that were exercised or vested, respectively, during fiscal 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Daniel S. Peyovich		$—	8,866	$1,272,537	(2)
			834	$150,087	(3)
			4,136	$747,954	(5)
H. Andrew DeFerrari			20,608	$2,957,866	(2)
Ryan F. Urness			12,662	$1,817,377	(2)
Steven E. Nielsen	180,494	$—	—	$—
			23,759	$3,410,129	(2)
Jason T. Lawson			1,591	$228,356	(2)
			882	$167,765	(4)
(1)The amount shown in this column reflects the value realized upon the exercise of vested stock options. The value realized is the difference between the fair market value of the Company’s common stock on the date of exercise and the exercise price of the vested stock option.
(2)Represents restricted stock units that vested on March 30, 2024. The value realized was determined by multiplying the number of shares acquired on vesting by $143.53, the closing price of the Company’s common stock on the day prior to the vesting date.
(3)Represents restricted stock units that vested on June 1, 2024. The value realized was determined by multiplying the number of shares acquired on vesting by $179.96, the closing price of the Company’s common stock on the day prior to the vesting date.
(4)Represents restricted stock units that vested on October 10, 2024. The value realized was determined by multiplying the number of shares acquired on vesting by $190.21, the closing price of the Company’s common stock on the day prior to the vesting date.
(5)Represents restricted stock units that vested on January 6, 2025. The value realized was determined by multiplying the number of shares acquired on vesting by $180.84, the closing price of the Company’s common stock on the day prior to the vesting date.

56

EXECUTIVE COMPENSATION
CEO PAY RATIO
Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to disclose the ratio of the annual total compensation of its CEO to the annual total compensation of the median employee of the Company (the “Pay Ratio Disclosure”).
For fiscal 2025:
•The median of the annual total compensation for all of the Company’s employees, other than the CEO (the “median employee”) was $57,346.
•The CEO’s annual total compensation was $6,773,516.
Based on this information, our CEO's annual total compensation is 118 times that of the annual total compensation of the median employee.
To identify our median employee, as well as to determine the annual total compensation of our median employee, the methodology and the material assumptions, adjustments, and estimates used were as follows:
•As of January 31, 2025 the Company’s employee population consisted of approximately 15,739 individuals working at our parent company and consolidated subsidiaries. We included all Company employees, whether employed on a full-time, part-time or temporary basis.
•We selected January 31, 2025, which is a date within the last three months of the end of fiscal 2025, as the determination date for identifying the median employee, based on base salary and overtime paid during the 12-month period ending on that date (the “Determination Period”). This determination date enabled us to efficiently identify the median employee because it was also the date of the final pay period for fiscal 2025.
•We annualized the compensation of any employee who was not employed during the entire Determination Period and prorated wages for any temporary employee who did not work throughout the entire Determination Period. We did not make any cost of living adjustments.
•We utilized base salary and overtime for our consistently applied compensation measure because we believe it reasonably reflects the annual compensation of our employees as we do not grant equity awards or bonuses to a large percentage of the employee population.
With respect to our median employee, the Company then identified and calculated the elements of such employee’s compensation for fiscal 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the 2025 Summary Compensation Table included on page 52 of this Proxy Statement.
The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the Pay Ratio Disclosure reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2025 Proxy Statement	57

EXECUTIVE COMPENSATION
2025 PAY VERSUS PERFORMANCE TABLE AND SUPPORTING NARRATIVE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the company. For further information about how we align executive compensation with the company’s performance, see “Executive Compensation - Compensation Discussion and Analysis” on page 32 of this Proxy Statement.
Pay Versus Performance Table

Year	Summary Compensation Table Total for First PEO (1)	Summary Compensation Table Total for Second PEO (2)	Compensation Actually Paid to First PEO (1)(3)(8)	Compensation Actually Paid to Second PEO (1)(3)(8)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (3)(4)(8)	Value of Initial Fixed $100 Investment Based On:		Net Income (6)	Operating Cash Flow to Qualifying Net Income Ratio (7)
							Total Shareholder Return	Peer Group Total Shareholder Return (5)
2025	$8,496,043	$6,773,516	$17,278,143	$11,257,137	$2,769,997	$4,426,632	$433	$161	$235	1.46x
2024	$7,207,277	N/A	$9,482,848	N/A	$2,473,061	$3,018,202	$258	$115	$219	1.15x
2023	$7,131,438	N/A	$8,610,554	N/A	$1,888,781	$1,797,502	$208	$203	$142	1.14x
2022	$4,801,952	N/A	$3,630,008	N/A	$1,715,928	$1,430,384	$190	$150	$49	6.55x
2021	$5,235,281	N/A	$12,824,898	N/A	$2,131,607	$3,951,356	$182	$119	$34	4.40x
Notes:
(1)Reflects compensation for our Chief Executive Officer, Mr. Nielsen, who served as our Principal Executive Officer (PEO) from fiscal year 2021 until November 30, 2024.
(2)Reflects compensation for our Chief Executive Officer, Mr. Peyovich, has served as our Principal Executive Officer (PEO) beginning November 30, 2024.
(3)“Compensation actually paid” has been calculated in accordance with the rules outlined under Item 402(v)(2) of Regulation S-K. Details of the adjustments made to reported Summary Compensation Table (SCT) total compensation for each year to determine “compensation actually paid” are summarized below in footnote (8).
(4)Reflects compensation for the following non-PEO NEOs:
2025: Mr. DeFerrari, Mr. Wetherington, Mr. Urness, and Mr. Lawson
2024: Mr. DeFerrari, Mr. Peyovich, Mr. Lawson, and Mr. Urness
2023: Mr. DeFerrari, Mr. Peyovich, Mr. Lawson, Mr. Urness, and Mr. Horton
2022: Mr. DeFerrari, Mr. Peyovich, Mr. Horton, and Mr. Urness
2021: Mr. DeFerrari, Mr. Estes, Mr. Peyovich, and Mr. Urness
(5)The Peer Group selected for Total Shareholder Return (TSR) comparisons is the S&P Composite 1500 Construction & Engineering index.
(6)Reflects the Company's consolidated reported net income in millions, calculated on a GAAP basis, as reported on our form 10-K for the relevant year.
(7)The company-selected measure is the ratio of operating cash flow to qualifying net income attained. Qualifying net income is tax affected adjusted operating income. Adjusted operating income is income before income taxes excluding (a) asset impairments, (b) amounts for performance share compensation, (c) amounts recorded for changes to the Company's capital structure, and (d) amounts for amortization of debt discount. Adjusted operating income is reduced by (a) income taxes using the Company's effective tax rate and (b) amounts included in the provision for income taxes due to the application of FASB Accounting Standards Update No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting to arrive at Qualifying Net Income.
(8)The following adjustments were made to SCT total compensation to determine "compensation actually paid" for our NEOs. No adjustments were required in respect of pension plans, modifications to prior option grants, or dividend payments as none of these items are applicable to the Company during the reported timeframe.

58

EXECUTIVE COMPENSATION

	PEO						Other NEO Average
Adjustments	2025 First PEO	2025 Second PEO	2024	2023	2022	2021	2025	2024	2023	2022	2021
Summary Compensation Table Total	$8,496,043	$6,773,516	$7,207,277	$7,131,438	$4,801,952	$5,235,281	$2,769,997	$2,473,061	$1,888,781	$1,715,928	$2,131,607
Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table	$2,408,541	$3,318,890	$2,171,092	$1,993,378	$1,760,679	$1,231,419	$1,342,129	$1,013,187	$768,571	$734,251	$983,267
Deduction for amounts reported in “Option Awards” column of the Summary Compensation Table	$1,602,988	$926,410	$1,477,438	$1,369,392	$1,193,495	$926,138	$—	$211,074	$130,093	$90,611	$—
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding(a)	$4,958,456	$4,916,758	$3,812,099	$3,198,813	$2,388,460	$7,914,808	$1,962,957	$1,398,545	$760,357	$601,547	$2,378,984
Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding(a)	$4,838,363	$2,530,468	$937,718	$958,486	$(876,896)	$1,848,158	$856,086	$297,844	$137,144	$(121,022)	$413,974
Addition of fair value at vesting date, of equity awards granted during the FY that vested during the FY(a)	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY(a)	$2,996,810	$1,281,695	$1,174,284	$684,586	$270,666	$(15,793)	$308,031	$73,013	$61,747	$58,793	$10,058
Deduction of the fair value at the prior FY end for awards granted in prior FY that failed to meet their vesting conditions(a)	$—	$—	$—	$—	$—	$—	$128,311	$—	$151,863	$—	$—
Compensation Actually Paid	$17,278,143	$11,257,137	$9,482,848	$8,610,554	$3,630,008	$12,824,898	$4,426,632	$3,018,202	$1,797,502	$1,430,384	$3,951,356
(a)Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes.
RSUs are valued based on the last sale price on the relevant measurement date. Options are valued using a Black Scholes model with assumptions established as at the relevant measurement date. Performance stock units are valued by applying the probable or actual outcome based on performance through the measurement date, multiplied by the last sale price on the relevant measurement date.

Fair Values Per Share	Grant Year
	2025	2024	2023	2022	2021	2020	2019	2018	2017
RSUs	$192.84	$115.18	$92.73	$84.53- $94.71	$81.14- $94.71	$26.34 - $94.71	$26.34- $120.43	$44.51 - $82.95	$44.51 - $109.11
Stock Options	$82.76	$48.34	$58.67	$50.49 - $59.27	$58.21 - $73.64	$9.61 - $53.22	$4.91 - $41.57	$12.18 - $34.71	$10.94 - $28.77

Assumed Payout Factors	Grant Year
	2025	2024	2023	2022	2021	2020	2019	2018
PSUs	100%- 130%	100% - 101%	98% - 100%	0% - 100%	42% - 117%	0% - 100%	8% - 40%	0% - 17%

2025 Proxy Statement	59

EXECUTIVE COMPENSATION
Compensation Actually Paid Versus Company Performance
The following charts provide a visual description of the relationships between “compensation actually paid” to our PEO, and the average for our non-PEO NEOs, to aspects of The Company's financial performance.
Compensation Actually Paid vs Total
Shareholder Return

CAP - 1st PEO	CAP - 2nd PEO	\	CAP - Other NEOs

Dycom TSR	Peer TSR
Compensation Actually Paid vs Net Income

CAP - 1st PEO	CAP - 2nd PEO

\	CAP - Other NEOs	Net Income
Compensation Actually Paid versus Operating
Cash Flow to Net Income Ratio

CAP - 1st PEO	CAP - 2nd PEO

\	CAP - Other NEOs	Operating Cash Flow to Net Income Ratio
Tabular List of Company Performance Measures
For the fiscal year ending ended January 25, 2025, operating cash flow to qualifying net income ratio is identified as the most important financial performance measure in linking “compensation actually paid” to the Company's performance and is included in the pay versus performance table. The other most important measures for pay versus performance purposes comprise contract revenue and pre-tax income. The following table lists the collective ‘most important’ measures alphabetically.

Tabular List of Most Important Measures
(1) Contract Revenue
(2) Operating Cash Flow to Qualifying Net Income Ratio
(3) Pre-Tax Income
Further details on how these measures feature in our executive compensation program can be found in the CD&A.

60

EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL
The Company has entered into certain arrangements that will require it to provide compensation to each of Messrs. Peyovich, DeFerrari, Wetherington and Urness in the event of certain terminations of employment or a change of control of the Company. The amount of compensation that is potentially payable in each situation is shown in the table below. The amounts assume that a termination of employment and/or change of control event occurred on January 25, 2025 and, where applicable, uses the closing price of a share of the Company’s common stock as of January 25, 2025 ($192.84).
The amounts for Mr. Peyovich, Mr. DeFerrari, Mr. Wetherington and Mr. Urness are estimates based only on hypothetical assumptions and do not necessarily reflect the actual amounts that would be paid to each such Named Executive Officer, which would be known only at the time they become eligible for payment. The amounts are in addition to (i) vested or accumulated benefits generally under the Company’s 401(k) plan; (ii) benefits paid by insurance providers under life and disability insurance policies; and (iii) accrued vacation payments.
Mr. Nielsen retired from the Company on November 30, 2024 (the "Retirement Date"). On June 14, 2024, in connection with Mr. Nielsen's planned resignation from his role as President of the Company, his employment agreement with the Company, dated as of May 21, 2020, was amended and restated effective as of June 14, 2024 (as amended and restated, the “Nielsen Agreement”). The Nielsen Agreement provided that Mr. Nielsen would continue to serve as Chair of the Board and CEO of the Company until the Retirement Date. Upon his retirement from service on the Retirement Date and in accordance with the terms of the Nielsen Agreement, which included his commitment to customary non-competition and non-solicitation provisions, Mr. Nielsen was entitled to receive an amount equal to his base salary (at the rate in effect on the Retirement Date) through the end of the entire term of his previous employment agreement, May 31, 2025 (as if he remained employed until that date). The total amount of this payment was $625,450, payable in a single lump sum within 30 days following the Retirement Date. Per the terms of the Nielsen Agreement, he was also entitled to his full annual bonus for the fiscal year of his separation from service based on actual results and payable after performance is certified. In addition, outstanding equity awards held by Mr. Nielsen at the time of the Retirement Date were treated as follows: (i) performance-based full-value awards continue to vest until the expiration of the two-year period following May 31, 2025 and be earned based on actual performance measured at the end of the original performance period, (ii) time-vesting full-value awards continue to vest until the expiration of the three-year period following May 31, 2025, (iii) stock options continue to vest on their terms as if Mr. Nielsen did not have a separation from service and remain exercisable until the original expiration date and (iv) any other equity awards will continue to vest in accordance with their terms. Continued vesting over this period is contingent upon Mr. Nielsen's compliance with customary non-competition and non-solicitation covenants. Further, if Mr. Nielsen should die following the Retirement Date, all outstanding equity awards at such time, to the extent unvested, would become fully vested, with performance-based awards vesting at target. If the Company experiences a change in control following the Retirement Date, all outstanding stock options and RSUs at such time, to the extent unvested, would become fully vested, and all outstanding performance share unit awards would immediately vest at their respective target performance levels. Mr. Nielsen and his spouse also will continue to participate in the Company’s health plans until such time that Mr. Nielsen is eligible for Medicare (or receive a cash payment in lieu of participation if participation is not permitted).
Mr. Lawson’s employment with the Company ceased on October 10, 2024, and was an involuntary termination without cause in accordance with the terms of his Employment Agreement. In connection with his separation from the Company and his execution of a waiver and release agreement, Mr. Lawson received severance compensation as set forth in his Employment Agreement in the total amount of $989,728. Mr. Lawson's severance amount is equal in value to (a) 1.5x the sum of his (i) then base salary plus (ii) the greater of (1) the average bonus amount paid over the three fiscal years immediately preceding the year of termination and (2) 55% of his then base salary, and (b) a cash payment equal to the value of the health and insurance benefits (including eligible dependents), payable in equal monthly installments until the earlier of (i) 18 months following termination of employment for or (ii) Mr. Lawson obtaining other employment and becoming eligible to participate in the medical and life insurance plans of the new employer. The severance amounts will be paid over an 18 month period. Mr. Lawson is also subject to a five-year confidentiality covenant and an assignment of inventions and developments agreement. Mr. Lawson is subject to non-competition and non-solicitation covenants until the later of the first anniversary of his termination of employment date and, to the extent applicable, the duration of any continued vesting period of any outstanding equity awards held by him, but only for so long as the applicable equity award remains unvested.

2025 Proxy Statement	61

EXECUTIVE COMPENSATION
The following table describes the potential payments upon termination of employment or a change of control of the Company as of January 25, 2025.

	Termination of Employment for Cause, Resignation without Good Reason, Disability or Retirement	Termination of Employment without Cause		Resignation for Good Reason		Failure to Renew Employment Agreement at Substantially No Less Terms than Existing Agreements		Change of Control
Name								Termination without Cause		Resignation for Good Reason
Daniel S. Peyovich
Severance	$—	$6,079,217.5	(1)	$6,079,217.5	(1)	$1,591,687	(2)	$8,886,748	(3)	$8,886,748	(3)
Stock Options	$—	$—		$—		$2,228,627	(4)	$2,228,627	(4)	$2,228,627	(4)
Stock Awards	$—	$—		$—		$6,686,727	(5)	$6,686,727	(5)	$6,686,727	(5)
Benefits Continuation	$—	$57,769	(6)	$57,769	(6)	$57,769	(6)	$57,769	(6)	$57,769	(6)
H. Andrew DeFerrari
Severance	$—	$1,632,350	(7)	$—		$—		$2,685,350	(8)	$2,685,350	(8)
Stock Options	$—	$—		$—		$—		$—		$—
Stock Awards	$—	$—		$—		$—		$5,948,343	(5)	$5,948,343	(5)
Benefits Continuation	$—	$40,605	(6)	$—		$—		$40,605	(6)	$40,605	(6)
Kevin M. Wetherington
Severance	$—	$2,755,000	(9)	$—		$—		$3,105,000	(10)	$3,105,000	(10)
Stock Options	$—	$—		$—		$—		$—		$—
Stock Awards	$—	$—		$—		$—		$1,048,857	(5)	$1,048,857	(5)
Benefits Continuation	$—	$53,936	(6)	$—		$—		$53,936	(6)	$53,936	(6)
Ryan F. Urness
Severance	$—	$1,360,050	(7)	$—		$—		$2,185,050	(8)	$2,185,050	(8)
Stock Options	$—	$—		$—		$—		$—		$—
Stock Awards	$—	$—		$—		$—		$3,946,471	(5)	$3,946,471	(5)
Benefits Continuation	$—	$43,678	(6)	$—		$—		$43,678	(6)	$43,678	(6)
(1)Determination of severance for resignation for good reason prior to a change in control is based on two and a half times the sum of (i) the annual base salary in effect as of January 25, 2025; plus (ii) the greater of (x) the average bonus paid in the last three fiscal years prior to fiscal 2025 or (y) the target annual bonus for fiscal 2025. Determination of severance for resignation for good reason on or following a change in control is based on three times the sum of (i) the annual base salary in effect as of January 25, 2025; plus (ii) the greater of (x) the average bonus paid in the last three fiscal years prior to fiscal 2025 or (y) the target annual bonus for fiscal 2025.
(2)Determination of severance is based on a pro rata annual bonus for fiscal year 2025 based on actual results and payable after performance is certified.
(3)Determination of severance is based on (a) three times the sum of (i) the annual base salary in effect as of January 25, 2025; plus (ii) the greater of (x) the average amount of the annual bonus paid in the last three fiscal years prior to fiscal 2025 or (y) the target annual bonus for fiscal 2025; plus (b) a pro rata annual bonus equal to the greater of (x) the average annual bonus paid in the last three fiscal years prior to fiscal 2025 or (y) the bonus based on actual performance achieved through fiscal 2025, multiplied by (ii) a fraction reflecting the number of days worked during fiscal 2025 as a percentage of 365 days.
(4)Represents all unvested stock options that would vest upon a change of control of the Company. Based on the closing price of a share of the Company’s common stock on January 25, 2025, such stock options would have no intrinsic value.
(5)Represents the outstanding TRSUs and PRUs on January 25, 2025 using the closing price of the Company’s common stock on January 25, 2025. PSUs are based on the units that will vest at their target performance levels.
(6)Represents the approximated cost of continuation of group medical benefits and term life insurance for which premiums will be waived during the applicable severance periods. The group medical benefits premium costs are based on the current COBRA rate and the term life insurance premium costs are based on the actual cost of premiums for fiscal 2025.
(7)Determination of severance is based on one and a half times the sum of (i) the annual base salary in effect as of January 25, 2025; plus (ii) the greater of (x) the average amount of the annual bonus paid in the last three fiscal years prior to fiscal 2025 or (y) 50% of the annual base salary in effect as of January 25, 2025.
(8)Determination of severance is based on (a) one and a half times the sum of (i) the annual base salary in effect as of January 25, 2025; plus (ii) the greater of (x) the average bonus paid in the last three fiscal years prior to fiscal 2025 or (y) 50% of the annual base salary in effect as of January 25, 2025; plus (b) a pro rata bonus amount equal to (i) the greater of (x) the average bonus paid in the last three fiscal years prior to fiscal 2025 or (y) annual bonus that the executive would have earned for fiscal 2025 based on actual performance achieved through the date of his termination, multiplied by (ii) a fraction reflecting the number of days worked during fiscal 2025 as a percentage of 365 days.

62

EXECUTIVE COMPENSATION
(9)Determination of severance is based on two times the sum of (i) the annual base salary in effect as of January 25, 2025; plus (ii) the greater of (x) the average bonus paid in the last three fiscal years prior to fiscal 2025 or (y) 90% of the annual base salary in effect as of January 25, 2025.
(10)Determination of severance is based on (a) two times the sum of (i) the annual base salary in effect as of January 25, 2025; plus (ii) the greater of (x) the average bonus paid in the last three fiscal years prior to fiscal 2025 or (y) 90% of the annual base salary in effect as of January 25, 2025; plus (b) a pro rata bonus amount equal to (i) the greater of (x) the average bonus paid in the last three fiscal years prior to fiscal 2025 or (y) annual bonus that the executive would have earned for fiscal 2025 based on actual performance achieved through the date of his termination, multiplied by (ii) a fraction reflecting the number of days worked during fiscal 2025 as a percentage of 365 days.

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EXECUTIVE COMPENSATION
EMPLOYMENT AND SEPARATION AGREEMENTS
Daniel S. Peyovich—Employment Agreement
Effective as of June 14, 2024, the Company entered into an employment agreement with Daniel S. Peyovich, pursuant to which he served as the Company's President and Chief Operating Officer until November 30, 2024, when in connection with the planned retirement of Mr. Nielsen, he was appointed as the President and CEO of the Company (the “Peyovich Employment Agreement”). The Peyovich Employment Agreement provides for a term of employment that continues until November 30, 2027. If, during the term of the Peyovich Employment Agreement, there is a “Change in Control” (as defined in the Peyovich Employment Agreement) of the Company, Mr. Peyovich’s employment under the Peyovich Employment Agreement will be extended through the second anniversary of the Change in Control.
Termination for Cause or Resignation Without Good Reason In the event that Mr. Peyovich resigns his employment with the Company without “Good Reason” or the Company terminates his employment for “Cause” (as such terms are defined in the Peyovich Employment Agreement), Mr. Peyovich will not be entitled to any severance payments, but will receive his respective base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.
Termination for Death or Disability If Mr. Peyovich’s employment with the Company terminates as a result of death or disability, Mr. Peyovich would be entitled to the following: (i) in the case of death, any outstanding equity awards will fully and immediately vest with performance-based awards vesting at target performance levels and (ii) in the case of disability, continued vesting of any outstanding equity awards, with any performance-based awards vesting in accordance with their terms.
Termination Without Cause or Resignation for Good Reason Prior to a Change of Control If the Company terminates Mr. Peyovich’s employment without Cause or if Mr. Peyovich resigns from employment with the Company for "Good Reason" prior to a Change in Control (as defined by the Peyovich Employment Agreement), Mr. Peyovich will be entitled to:
•his base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.
•a cash severance payment equal to two and a half times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) his target annual bonus. The cash severance payment will be payable in substantially equal monthly installments over the 30-month period following such termination or resignation, provided that any remaining payment will be paid in a lump sum within five days following a Change in Control.
•continued participation in the Company’s health and welfare plans for a period of two years following Mr. Peyovich’s resignation of employment for Good Reason or their termination of employment by the Company without Cause or a cash payment equal to the value of the benefit.
Change of Control In the event the Company terminates Mr. Peyovich’s employment without Cause or Mr. Peyovich resigns employment with the Company for Good Reason on or following a Change in Control, he will be entitled to:
•his base salary through the date of termination and any bonus earned, but unpaid, for the year prior to the year in which the termination of employment occurs.
•a cash severance payment equal to three times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) his target annual bonus. The cash severance amount will be payable in a single lump sum within five days following such termination or resignation.
•a pro rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) the annual bonus that he would have received based on the actual performance achieved through the date of such termination or resignation. The annual bonus amount will be prorated based upon the number of days worked during the year of such termination or resignation and will be payable in a single lump sum within five days following such termination or resignation.
•continued participation in the Company’s health and welfare plans for a period of two years following his termination or resignation or a cash payment equal to the value of the benefit.

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EXECUTIVE COMPENSATION
•all outstanding equity awards held by Mr. Peyovich at the time of his respective resignation of employment with the Company for Good Reason or termination of employment by the Company without Cause following a Change in Control will fully and immediately vest and all outstanding performance shares, performance share units or equivalent awards will vest at their target performance levels.
•Non-Renewal of Peyovich Employment Agreement In the event the Company fails to renew the Peyovich Employment Agreement following the expiration of its term on substantially no less favorable terms and Mr. Peyovich’s employment is terminated, he will be entitled to receive a cash severance payment equal to: (x) one times his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the immediately preceding three fiscal years or (ii) 100% of his then base salary. The severance payment will be payable in substantially equal monthly installments over the 12-month period following such non-renewal of the Peyovich Employment Agreement, provided that any remaining payments will be paid in a lump sum within five days following a Change in Control. In addition, to the extent not already vested, a pro rata portion of the RSUs Mr. Peyovich received in connection with his promotion to Chief Executive Officer will immediately vest.
Restrictive Covenants and Release Mr. Peyovich is subject to a five-year confidentiality covenant and one-year non-competition and non-solicitation covenants. Mr. Peyovich is also subject to an assignment of inventions and developments agreement and severance payments will require a written release of any and all claims against the Company prior to payment. Severance payments will also require a written release of any and all claims against the Company prior to payment.
H. Andrew DeFerrari, Kevin M. Wetherington, and Ryan F. Urness—Employment Agreements
The Company has entered into employment agreements with each of H. Andrew DeFerrari, Kevin M. Wetherington and Ryan F. Urness. Mr. DeFerrari’s agreement is effective as of July 23, 2015 (the “DeFerrari Employment Agreement”), Mr. Wetherington''s agreement is effective as of October 7, 2024 (the “Wetherington Employment Agreement”) and Mr. Urness’ agreement is effective as of October 29, 2019 (the “Urness Employment Agreement” and together with the DeFerrari Employment Agreement, and the Wetherington Employment Agreement, the “Officer Employment Agreements”).
The initial term of the DeFerrari Employment Agreement was for one year until July 23, 2016. The initial term of each of the Wetherington Employment Agreement, and the Urness Employment Agreement was for three years until, October 7, 2027, and October 29, 2021, respectively. Pursuant to the Officer Employment Agreements, the term of employment for each of Mr. DeFerrari, Mr. Wetherington and Mr. Urness will be automatically extended for additional one-year periods unless either party gives prior notice of nonrenewal. Further, under the Officer Employment Agreements, if there is a “Change in Control” of the Company (as defined in the Officer Employment Agreements), each of Mr. DeFerrari’s, Mr. Wetherington’s and Mr. Urness’ employment will be extended through the second anniversary of the Change in Control.
Termination for Cause; Resignation for Any Reason; Death and Disability In the event that (i) the Company terminates the employment of Mr. DeFerrari, Mr. Wetherington or Mr. Urness for “Cause” (as defined by the Officer Employment Agreements), (ii) Mr. DeFerrari, Mr. Wetherington, or Mr. Urness resigns his employment for any reason or (iii) Mr. DeFerrari, Mr. Wetherington or Mr. Urness dies or becomes disabled, the Company will not have any obligation to pay his base salary or other compensation or to provide him any employee benefits subsequent to the date of his termination or resignation of employment.
Termination Without Cause Prior to a Change of Control In the event the Company terminates the employment of Mr. DeFerrari, Mr. Wetherington or Mr. Urness without Cause prior to a Change of Control, upon his execution and delivery of a waiver and release of claims, he will become entitled to receive the following payments and benefits, subject to his compliance with non-competition, non-solicitation and confidentiality covenants:
•1.5 times for Mr. DeFerrari and Mr. Urness and two times for Mr. Wetherington, the sum of his (i) then base salary plus (ii) the greater of (1) the average bonus amount paid over the three fiscal years immediately preceding the year of termination and (2) 50% of his then base salary in the case of Mr. DeFerrari, and Mr. Urness, and 90% of his then base salary in the case of Mr. Wetherington. The severance amount will be paid over an 18 month period for each of Mr. DeFerrari and Mr. Urness and over a 24 month period for Mr. Wetherington,
•continued participation in the Company’s group medical and life insurance plans (including benefits to eligible dependents) or a cash payment equal to the value of the benefits excluded, payable in equal monthly installments until the earlier of (i) 18 months following termination of employment for Mr. DeFerrari and Mr. Urness and 24 months following termination of employment for Mr. Wetherington or (ii) Mr. DeFerrari, Mr. Wetherington or Mr. Urness obtaining other employment and becoming eligible to participate in the medical and life insurance plans of the new employer.

2025 Proxy Statement	65

EXECUTIVE COMPENSATION
Change of Control In the event the Company terminates the employment of Mr. DeFerrari, Mr. Wetherington or Mr. Urness without Cause or he resigns his employment with the Company for Good Reason on or prior to the second anniversary following the consummation of a Change in Control, upon his execution and delivery of a waiver and release of claims, he will become entitled to receive the following payments and benefits, subject to his compliance with non-competition, non-solicitation and confidentiality covenants:
•the same severance payments and benefits continuation that he would be entitled to receive upon a termination without Cause prior to a Change of Control. Such amounts will be paid in a single-sum payment;
•a pro rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) the annual bonus that he would have received based on the actual performance achieved through the date of such termination or resignation. The annual bonus amount will be prorated based upon the number of days worked during the year of such termination or resignation and will be payable in a single lump sum within five days following such termination or resignation; and
•full vesting of all outstanding equity-based awards granted by the Company pursuant to any of the Company’s long-term incentive plans. In addition, all outstanding performance share awards, performance share units and other equivalent awards granted by the Company pursuant to any of the Company’s long-term incentive plans will immediately vest at their respective target performance levels to the extent not already vested.
Restrictive Covenants Each of Mr. DeFerrari, Mr. Wetherington and Mr. Urness is subject to a five-year confidentiality covenant and an assignment of inventions and developments agreement. Each of Mr. DeFerrari, Mr. Wetherington and Mr. Urness is also subject to non-competition and non-solicitation covenants until the later of the first anniversary of his termination of employment date and, to the extent applicable, the duration of any continued vesting period of any outstanding equity awards held by each of them, but only for so long as the applicable equity award remains unvested. Severance payments will also require a written release of any and all claims against the Company prior to payment.

66

PROPOSAL 3	Ratification of the Appointment of the Independent Auditor

The Board recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2026.

GENERAL
PricewaterhouseCoopers LLP has been appointed by the Audit Committee of the Board to serve as the Company’s independent auditor for fiscal 2026. PricewaterhouseCoopers LLP has served as the Company’s independent auditor since 2014. Shareholder ratification of this appointment is not required by the Company’s Amended and Restated By-laws or otherwise; however, the Board considers a proposal for shareholders to ratify the appointment to be an opportunity for shareholders to provide direct feedback to the Audit Committee on an important aspect of corporate governance and good corporate practice. If shareholders fail to ratify the appointment, the Audit Committee will consider whether it is appropriate to select another registered independent public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different registered independent public accounting firm at any time during the year if the Audit Committee believes this change would be in the best interest of the Company and its shareholders.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting for the purpose of responding to shareholders’ questions and making statements that they consider appropriate.
PRINCIPAL ACCOUNTING FIRM FEES
PricewaterhouseCoopers LLP acted as the Company’s independent auditors for fiscal 2024. The following table represents aggregate fees billed for fiscal 2025, 2024 and 2023 by PricewaterhouseCoopers LLP, our independent registered public accounting firm:

	2025	2024	2023
Audit Fees(1)	$3,502,796	$3,126,620	$3,040,487
Audit-Related Fees(2)	$440,500	$261,200	$160,000
Tax Fees(3)	$424,409	$418,910	$433,800
All Other Fees(4)	$150,000	$—	$—
Total	$4,517,705	$3,806,730	$3,634,287
(1)Audit Fees for each of fiscal 2025, 2024, and 2023 consist of fees and expenses for professional services in connection with the audit of the annual financial statements, reviews of the Company's quarterly reports filed on Form 10-Q and reviews of registration statements and other periodic filings with the SEC. Amounts also includes fees for the audit of the Company's internal control over financial reporting as promulgated by Section 404 of the Sarbanes-Oxley Act.
(2)Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and internal control over financial reporting.
(3)Tax Fees includes fees for tax research and tax advice.
(4)All Other Fees are fees for any services not included in the first three categories.
AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Company’s independent auditor fee pre-approval policy provides for an annual process through which the Audit Committee evaluates and pre-approves the nature, scope and fees associated with the annual audit of the Company’s financial statements and other audit-related services. The Audit Committee pre-approves all other audit and permissible non-audit services provided by the Company’s independent auditors on a case-by-case basis. These services may include audit services, audit-related services, tax services and other permissible services. All services provided by Pricewaterhouse Coopers LLP have been approved in accordance with these procedures.

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AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) of the Company’s Board consists of five directors, all of whom meet the independence standards of the NYSE and the applicable rules of the SEC. The Committee operates in accordance with a written charter adopted by the Board. The Committee reviews the charter on an ongoing basis and a copy, which has been approved by the Board, is available on the Company’s website at www.dycomind.com.
The Committee’s primary responsibility is to assist the Board in fulfilling its responsibility for oversight of (a) the quality and integrity of the Company’s financial statements and related disclosures, internal controls and financial reporting, (b) the Company’s compliance with applicable legal and regulatory requirements, (c) the Company’s independent auditors’ qualifications, independence and performance and (d) the performance of the Company’s internal audit and control functions.
Management has the primary responsibility for preparing the Company’s consolidated financial statements and the overall financial reporting process, including maintaining the Company’s system of internal accounting controls. The Company’s independent auditor, PricewaterhouseCoopers LLP, has the responsibility for auditing the Company’s financial statements and issuing opinions as to the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, and the effectiveness of the Company’s internal control over financial reporting. The Committee monitors and oversees this process.
The Committee reviewed the Company’s audited consolidated financial statements and the results of the audits relating to the Company’s internal control over financial reporting for fiscal 2025 and discussed those matters with management and PricewaterhouseCoopers LLP. During fiscal 2025, the Committee also discussed the interim financial information contained in each quarterly earnings announcement with management and PricewaterhouseCoopers LLP prior to public release. In addition, the Committee regularly discussed with management, the internal auditors and PricewaterhouseCoopers LLP, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing and the quality of the Company’s financial reporting. The Committee regularly meets separately with management, the Company’s internal auditors and PricewaterhouseCoopers LLP. The Committee reviewed with both PricewaterhouseCoopers LLP and the internal auditors their audit plans, audit scope, and the identification of audit risks. The Committee also discussed with PricewaterhouseCoopers LLP all matters required by Public Company Accounting Oversight Board (United States) Auditing Standard No. 16, “Communications with Audit Committees,” as currently in effect.
As part of the Committee’s oversight responsibilities of the audit process, the Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP any relationships that may impact their objectivity and independence from the Company and from management of the Company.
Based on the aforementioned reviews and discussions, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 25, 2025 for filing with the United States Securities and Exchange Commission. The Committee also approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the 2026 fiscal year.
Audit Committee
Peter T. Pruitt, Jr. Chair
Eitan Gertel
Stephen C. Robinson
Laurie J. Thomsen

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EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about common stock of the Company that may be issued under its equity compensation plans as of January 25, 2025, the 2007 Non-Employee Directors Equity Plan, the 2012 Long-Term Incentive Plan, and the 2017 Non-Employee Directors Equity Plan, all of which were approved by the Company’s shareholders. No further awards will be granted under the 2003 Long-Term Incentive Plan or the 2007 Non-Employee Directors Equity Plan.

Plan category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrant and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights)
Equity compensation plans approved by security holders	111,311	$106.13	738,536
Equity compensation plans not approved by security holders	—	$—	—
Total	111,311	$106.13	738,536

2025 Proxy Statement	69

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information about the beneficial ownership of the Company’s common stock as of March 24, 2025 by each person known to the Company that beneficially owns more than five percent (5%) of the Company’s outstanding common stock, each of the Company’s directors and each of the Named Executive Officers identified in the Summary Compensation Table on page 52 of this Proxy Statement, and all directors and executive officers as a group. Shares of the Company’s common stock that an individual or group has a right to acquire within 60 days after March 24, 2025 pursuant to the exercise of options or vesting of RSUs are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for computing the percentage ownership of any other person or group shown in the table. As a result, the percentage of outstanding shares of any person as shown in the table may not necessarily reflect the person’s actual voting power at any particular date. Except as otherwise noted, to the Company’s knowledge, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. The percentages are based on the Company’s outstanding shares as of March 24, 2025.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent Ownership of Common Stock Beneficially Owned
5% Stockholders:
BlackRock, Inc. 55 East 52nd Street, New York, New York 10055	4,736,274	(1)	16.46%
Peconic Partners, LLC PO Box 3002, 506 Montauk Highway, East Quogue, NY 11942	3,274,182	(2)	11.38%
The Vanguard Group, Inc. 100 Vanguard Boulevard, Malvern, Pennsylvania 19355	3,183,646	(3)	10.99%

Directors and Executive Officers:(4)
Luis Avila-Marco	1,515		*
H. Andrew DeFerrari	151,578		*
Jennifer M. Fritzsche	7,665		*
Eitan Gertel	17,602		*
Jason T. Lawson	763	(5)	*
Steven E. Nielsen	782,042	(6)	2.72%
Daniel S. Peyovich	57,872		*
Peter T. Pruitt, Jr.	13,274		*
Stephen C. Robinson	5,185		*
Carmen M. Sabater	4,433		*
Richard K. Sykes	17,356		*
Laurie J. Thomsen	18,916		*
Ryan F. Urness	29,493	(7)	*
Kevin M. Wetherington	—		*
All directors and executive officers as a group (14 persons)	1,107,694		3.72%
*    Less than 1% of the outstanding common stock.
(1)Based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) January 22, 2024 by BlackRock, Inc. (“BlackRock”) and its subsidiaries. The Schedule 13G indicates that BlackRock has sole dispositive power over 4,736,274, shares, for which it has sole voting power with respect to 4,678,181 shares.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(2)Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2024 by Peconic Partners, LLC (“Peconic”) in its capacity as investment advisor. Peconic is the beneficial owner of 3,274,182 shares. The Schedule 13G/A indicates that Peconic has shared voting power and shared dispositive power over 3,274,182 shares. William F. Harnish is the beneficial owner of 3,265,682 shares, for which he has shared voting and shared dispositive power and 8,500 shares over which he has sole voting power.
(3)Based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”) in its capacity as investment advisor. Vanguard is the beneficial owner of 3,183,646 shares. The Schedule 13G/A indicates that Vanguard has sole dispositive power over 3,099,631 shares, shared dispositive power over 84,015 shares and shared voting power over 53,252 shares..
(4)Includes the following number of shares of common stock which a director or executive officer has the right to acquire pursuant to the exercise of stock options or vesting of RSUs on March 24, 2025 or within 60 days after March 24, 2025:

Name of Beneficial Owner	Restricted Stock Units	Stock Options
Luis Avila-Marco	338	—
H. Andrew DeFerrari	12,185	—
Jennifer M. Fritzsche	1,480	—
Eitan Gertel	1,480	—
Jason T. Lawson	—	—
Steven E. Nielsen	20,166	34,686
Daniel S. Peyovich	10,470	24,147
Peter T. Pruitt, Jr.	1,480	—
Stephen C. Robinson	1,480	—
Carmen M. Sabater	1,568	—
Richard K. Sykes	1,480	—
Laurie J. Thomsen	1,480	—
Ryan F. Urness	9,629	—
Kevin M. Wetherington	—
All directors and executive officers as a group (14 persons)	63,236	58,833
(5)Mr. Lawson ceased to be employed effective October 10, 2024, as such the information is as of October 10, 2024, the last day he served as our Vice President and Chief Human Resources Officer.
(6)Mr. Nielsen retired from the Company on November 30, 2024, as such the informtion is as of November 30 2024, and includes 24,000 shares owned by the Margaret Ellen Nielsen Foundation, a charitable foundation of which Mr. Nielsen is president and a director. Mr. Nielsen disclaims beneficial ownership of all shares of common stock held by Foundation.
(7)Mr. Wetherington joined the Company on October 7, 2024, and was appointed as the Company's Executive Vice President and Chief Operating Officer.

2025 Proxy Statement	71

GENERAL INFORMATION

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING AND VOTING
Which fiscal years are included in this Proxy Statement?
This Proxy Statement focuses primarily on details regarding the Company’s 2025 Annual Meeting, its Board and its executive compensation program for fiscal 2025, which commenced on January 27, 2024 and consisted of 52 weeks. It also covers information in its CD&A regarding prior fiscal years, including fiscal 2024 and 2023. The Company’s 2024 fiscal year commenced on January 28, 2023 and its 2023 fiscal year commenced on January 29, 2022. Fiscal 2024 consisted of 52 weeks and fiscal 2023 consisted of 52 weeks.
Why did I receive a one-page Notice in the mail regarding the Availability of Proxy Materials instead of printed proxy materials?
In accordance with rules adopted by the SEC, the Company has elected to furnish its proxy materials to shareholders on a website, rather than mailing paper copies to each shareholder. Accordingly, on April 11, 2025, the Company sent a Notice Regarding the Availability of Proxy Materials (the “Notice”) to shareholders of record. You have the ability to access the proxy materials on the website referred to in the Notice or you may request to receive a paper copy of the proxy materials free of charge by following the instructions in the Notice.
What will I be voting on?
The proposals to be voted on at the Annual Meeting are the following:
•Election of the three directors named in this Proxy Statement;
•A non-binding advisory vote to approve executive compensation (“Say-on-Pay”); and
•Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2026.
Other than the matters set forth in this Proxy Statement and matters incidental to the conduct of the Annual Meeting, the Company does not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from shareholders give the proxy holders the authority to vote on the matter at their discretion.
Who may vote?
The Board has set March 24, 2025 as the record date for the Annual Meeting. You may vote at the Annual Meeting if you owned shares of the Company’s common stock as of the close of business on March 24, 2025. Each outstanding share of the Company’s common stock held as of March 24, 2025 is entitled to one vote on each matter to be voted on. As of this record date, there were 28,779,138 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting based on the records of the Company’s registrar and transfer agent, Equiniti Trust Company.
Who may attend the Annual Meeting?
All shareholders of record at the close of business on March 24, 2025 or their duly appointed proxies, may attend the Annual Meeting via the virtual meeting portal by visiting www.virtualshareholdermeeting.com/DY2025.

72

GENERAL INFORMATION
How does the Board of Directors recommend I vote?
The Board recommends a vote:
•“FOR” the three director nominees named in this Proxy Statement for election to the Board;
•“FOR”, on a non-binding advisory basis, the vote to approve executive compensation; and
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2026.
How do I vote?
Shareholders of Record: Shares Registered in Your Name
If your shares are held in your name you are considered, with respect to those shares, the “shareholder of record.” If you are a shareholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted:
•By Mail. If you are a shareholder of record, and you will receive your proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. You should mail the proxy card or voting instruction form in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card or voting instruction form if you are voting over the internet or by telephone. If you properly complete your proxy card and send it in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares will be, as permitted, voted as recommended by our Board . If any other matter is presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his or her best judgment. As of the date of this proxy statement, we know of no matters to be acted on at the meeting, other than those discussed in this proxy statement.
•Voting by Telephone or Internet. Please call the toll-free telephone number on the proxy card and follow the recorded instructions. Alternatively, please access our secure website registration page via the internet as identified on the proxy card and follow the instructions, using the unique 16-digit control number printed on your Notice or proxy card.
•In Person at the Virtual Annual Meeting. You may attend the virtual Annual Meeting and vote in person even if you have already voted by proxy. If you are a shareholder of record, you do not need to register. You may attend the Annual Meeting and vote your shares at www.virtualshareholdermeeting.com/DY2025 during the meeting. You will need the unique 16-digit control number printed on your Notice or proxy card to enter the meeting. Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice or proxy card and voting instructions with these proxy materials from that organization rather than directly from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer internet and telephone voting. If your bank or brokerage firm does not offer internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.
You may attend the Annual Meeting and vote your shares electronically at www.virtualshareholdermeeting.com/DY2025 during the meeting. You will need the unique 16-digit control number printed on your Notice or proxy card to enter the meeting. Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.
What vote is required to approve each proposal?
The Company has adopted a majority voting standard for uncontested director elections and a plurality voting standard for contested director elections. The director nominees at the 2025 Annual Meeting are uncontested and subject to the majority voting standard. For this Annual Meeting, each director nominee will be elected if the affirmative vote of shares of common stock represented and entitled to vote at the Annual Meeting exceeds the votes cast opposing that nominee.

2025 Proxy Statement	73

GENERAL INFORMATION
The affirmative vote of shares of common stock represented and entitled to vote at the Annual Meeting and exceeding the votes cast opposing the action is also required (i) to adopt the non-binding advisory vote to approve executive compensation, and (ii) to ratify the appointment of the Company’s independent auditor.
Can I change my decision after I vote?
Yes. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:
•Submitting another proxy card bearing a later date than the proxy being revoked prior to the Annual Meeting;
•Voting again by internet or telephone prior to the Annual Meeting as described on the Notice or proxy card; or
•Voting again in person at the Annual Meeting.
If you hold your shares in “street name” and wish to change your vote at the Annual Meeting, you will need the unique 16-digit control number printed on your Notice or proxy card provided by your broker, bank or other nominee that holders your shares, to enter the meeting. Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.
You also may revoke your proxy prior to the Annual Meeting without submitting a new vote by filing an instrument of revocation with the Secretary of the Company by 5:00 p.m. Eastern Time on Wednesday, May 21, 2025.
What constitutes a quorum?
The presence in person or by proxy of the holders of a majority of the Company’s common stock will constitute a quorum. Shareholders who participate in the 2025 Annual Meeting online at www.virtualshareholdermeeting.com/DY2025 will be considered to be attending the meeting in person for purposes of determining whether a quorum has been met. A quorum is necessary to transact business at the Annual Meeting. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The Annual Meeting may not commence if a quorum is not present.
Will my shares be voted if I do not provide my proxy?
If you are a shareholder of record and you do not vote or provide a proxy, your shares will not be voted.
Your shares may be voted if they are held in “street name,” even if you do not provide the brokerage firm, bank or other nominee with voting instructions. Brokerage firms have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions at least 15 days before the date of the Annual Meeting on ratification of the appointment of the Company’s independent auditor and certain other “routine” matters, but not for “non-routine” matters. As a result, if your shares are held in “street name” and you do not submit voting instructions to your brokerage firm, your shares will be treated as “broker non-votes” with respect to the election of directors (Proposal 1) and the non-binding advisory vote to approve executive compensation (Proposal 2) and will not be counted in determining the outcome of those proposals.
We urge you to give voting instructions to your brokerage firm, bank or other nominee on all proposals.
What is the effect of an “abstain” vote?
Abstentions are considered to be present and entitled to vote with respect to each relevant proposal but will not be considered a vote cast with respect to that proposal.
What if I return my proxy card but do not mark it to show how I am voting?
If you sign and return your proxy card but do not indicate instructions for voting, your shares will be voted “FOR” each of Proposals 1, 2 and 3. With respect to any other matter which may properly come before the Annual Meeting, your shares will be voted at the discretion of the proxy holders.

74

GENERAL INFORMATION
Will any other matters be voted on at the Annual Meeting?
As of the date of this Proxy Statement, management of the Company knows of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this Proxy Statement and matters incidental to the conduct of the Annual Meeting. If any other matters are proposed and properly come before the Annual Meeting and call for a vote of shareholders, your proxy will be voted in the discretion of the proxy holders.
Can I receive future proxy materials electronically?
You can help the Company conserve natural resources and reduce the cost of printing and mailing proxy statements and annual reports by opting to receive future mailings electronically. To enroll, please go to the website www.proxyvote.com, with your proxy card in hand, and follow the instructions.
What is the deadline for appointment of proxies by telephone or the internet, or by returning my proxy card?
Shareholders should complete and return the proxy card as soon as possible. To be valid, your proxy card must be completed in accordance with the instructions on it and received by the Company no later than 11:59 p.m., Eastern Time, on Wednesday, May 21, 2025. If you appoint your proxy by telephone or the internet, the Company must receive your appointment no later than 11:59 p.m., Eastern Time, on Wednesday, May 21, 2025. If your shares of common stock are held in “street name,” you should follow the voting directions provided by your bank, broker or other nominee.
ADDITIONAL INFORMATION
A copy of the Company’s 2025 Annual Report to Shareholders, including financial statements for the fiscal year ended January 25, 2025, the fiscal year ended January 27, 2024, and the fiscal year ended January 28, 2023, is enclosed with this Proxy Statement, but such documentation does not constitute a part of the proxy soliciting material.
Submission of Proposals for Inclusion in 2026 Proxy Materials. Proposals that shareholders intend to present at the 2026 Annual Meeting of Shareholders must be received by the Secretary of the Company on or before December 12, 2025 to be considered for inclusion in the Company’s proxy materials for that meeting. Pursuant to Rule 14a-8 promulgated under the Exchange Act, proposals of shareholders intended for inclusion in the Proxy Statement for the Company’s 2026 Annual Meeting of Shareholders must be received not less than 120 calendar days before the date the Company’s Proxy Statement was released to shareholders in connection with the 2025 Annual Meeting of Shareholders, unless the date of the 2026 Annual Meeting of Shareholders will change by more than 30 days from the anniversary of the date of the 2025 Annual Meeting of Shareholders. In such case, the deadline for submitting a proposal is a reasonable time before the Company prints and sends the proxy materials for its 2026 Annual Meeting of Shareholders.
Advance Notice Provisions under By-laws. Shareholders who desire to propose an item of business for action at an annual meeting of shareholders (other than proposals submitted by inclusion in the Proxy Statement), including the election of a director, must follow certain procedures set forth in the Company’s Amended and Restated By-laws. To be timely, written notice must be received by the Secretary of the Company not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting. The notice should contain a brief description of the proposal and the reason for conducting such business; the name and address of the shareholder proposing such business, as it appears in the Company’s books; the class and number of shares of the Company that are beneficially owned by the shareholder; and any financial interest of the shareholder in such business. Shareholders should, however, consult the Company’s Amended and Restated By-laws to ensure that the specific requirements of such notice are met. A copy of the Company’s Amended and Restated By-laws may be obtained by any shareholder, without charge, upon written request to the Secretary of the Company at 300 Banyan Boulevard, Suite 1101, West Palm Beach, Florida 33401. In addition to the requirements set forth in the Company’s Amended and Restated By-laws, shareholders who intend to solicit proxies for nominations for election to the Board other than the Company’s nominees in reliance on the universal proxy rules must also comply with the additional requirements of Rule 14a-19.
All shareholder proposals should be sent to the Company’s executive offices at 300 Banyan Boulevard, Suite 1101, West Palm Beach, Florida 33401, Attention: Secretary.

2025 Proxy Statement	75

GENERAL INFORMATION
Expenses of Solicitation. The Company will bear the cost of this solicitation of proxies, including the preparation, printing and mailing of proxy materials. Proxies may be solicited by directors, officers and regular employees of the Company, without compensation, in person or by mail, telephone, facsimile transmission, telephone or electronic transmission. In addition, the Company may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by directors, officers and regular employees of the Company. The Company will not pay additional compensation to these individuals for any such services.
The Company will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in forwarding proxy material to beneficial owners.
Other Matters. The Board knows of no other matters that will be brought before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the Annual Meeting, the persons named as proxies and acting thereon will have discretion to vote on those matters according to their judgment to the same extent as the person delivering the proxy would be entitled to vote.
Notice of Internet Availability of Proxy Materials
Dycom Industries, Inc.'s 2025 Proxy Statement and its 2025 Annual Report to Shareholders are available at the Company's website, www.dycomind.com. Please note that the other information contained in or connected to our website is not intended to be part of this Proxy Statement.
By Order of the Board,
Ryan F. Urness
Senior Vice President, General Counsel and Secretary
April 11, 2025

76

DYCOM

300 Banyan Blvd, Suite 1101
West Palm Beach, FL 33401

dycomind.com
info@dycomind.com
561.627.7171

HITACHI

DYCOM

300 BANYAN BLVD, SUITE 1101
WEST PALM BEACH FL 33401

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Annual Meeting - Go to **www.virtualshareholdermeeting.com/DY2025**

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or by phone, you do not need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61811-P25218 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DYCOM INDUSTRIES, INC.

The Board of Directors recommends that you vote "FOR" the nominees listed in Proposal 1:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Eitan Gertel	☐	☐	☐
1b. Richard K. Sykes	☐	☐	☐
1c. Daniel S. Peyovich	☐	☐	☐

The Board of Directors recommends that you vote "FOR" Proposals 2 and 3:	**For**	**Against**	**Abstain**
2. To approve, by non-binding advisory vote, executive compensation.	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for fiscal 2026.	☐	☐	☐

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.** The proxies are authorized to vote in their discretion on all other matters that may properly come before the meeting or any adjournment or postponement thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Meeting will be held via a
virtual meeting portal. You may attend
the meeting and vote by visiting
www.virtualshareholdermeeting.com/DY2025

YOUR VOTE IS IMPORTANT

V61812-P25218

DYCOM INDUSTRIES, INC.
Proxy for the 2025
Annual Meeting of Shareholders - May 22, 2025 at 10:00 AM EDT
This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Daniel S. Peyovich and Ryan F. Urness, and each of them, proxies and attorneys-in-fact, with the power of substitution (the action of both of them or their substitutes present and acting or if only one be present and acting, then the action of such one to be in any event controlling), to vote all shares of common stock held of record by the undersigned on March 24, 2025 at the 2025 Annual Meeting of Shareholders (the "Annual Meeting") of the Company scheduled to be held on May 22, 2025 at 10:00 AM EDT and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

Continued and to be signed on reverse side